Exhibit 99.2

                                                                 EXECUTION COPY

                                   $50,000,000

                                  CHIPPAC, INC.

                   8% CONVERTIBLE SUBORDINATED NOTES DUE 2011

                               PURCHASE AGREEMENT

                                                                   June 11, 2001


Citicorp Mezzanine III, L.P.
399 Park Avenue
New York, New York  10043

Dear Sirs:

     1. INTRODUCTORY. ChipPAC, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to Citicorp Mezzanine III, L.P. (the "PURCHASER") U.S. $50,000,000 principal amount of its 8% Convertible Subordinated Notes Due 2011 (the "SECURITIES"). ChipPAC International Company Limited, a British Virgin Islands corporation ("CHIPPAC INTERNATIONAL"), proposes, subject to the terms and conditions stated in a certain Purchase Agreement, dated the date hereof (the "12 3/4% NOTES
PURCHASE AGREEMENT"), among Citicorp Capital Investors, Limited, a Delaware corporation ("CITICORP CAPITAL"), ChipPAC International and the Company, to issue and sell to Citicorp Capital U.S. $15,000,000 principal amount of its 12 3/4% Senior Subordinated Notes Due 2009 (the "12 3/4% NOTES"). The transactions contemplated by this Agreement and the 12 3/4% Notes Purchase Agreement are collectively referred to herein as the "DEBT TRANSACTIONS." The Securities are to be issued under an indenture (the "INDENTURE"), between the Company and Firstar Bank, N.A., as Trustee ("FIRSTAR"), on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the "SECURITIES ACT"). The 12 3/4% Notes are to be issued under the Indenture, dated July 29, 1999, as supplemented on August 5, 1999 (the "12 3/4% INDENTURE"), among ChipPAC International, the Company and Firstar on a private placement basis pursuant to an exemption under Section 4(2) of the Securities Act.

          Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement, dated as of the Closing Date (as hereinafter


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                                                                               2

defined) (the "REGISTRATION RIGHTS AGREEMENT"), to be entered into between the Company and the Purchaser. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "COMMISSION") a shelf registration statement (the "SHELF REGISTRATION STATEMENT") pursuant to Rule 415 under the Securities Act, to register sales of the Securities and shares of the Company's Class A Common Stock, par value $.01 per share (the "COMMON STOCK"), issuable upon the conversion thereof following the sale of the Securities contemplated hereby. The Company hereby agrees with the Purchaser as follows:

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Purchaser that:

          (a) Except as disclosed in the Exchange Act Reports (as hereinafter defined), on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission, and all subsequent reports which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") prior to or as of the date hereof and the description of Common Stock contained in the Company's Registration Statement on Form 8-A
     (collectively, the "EXCHANGE ACT REPORTS") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Exchange Act Reports; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to individually or in the aggregate (x) result in a material adverse effect on the properties, business, results of operations, financial condition or prospects of the Company and its subsidiaries taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Securities or (z) in any manner draw into question the validity of this Agreement or the Exchange Act Reports (any of the events set forth in clauses (x), (y) or (z), a "MATERIAL ADVERSE EFFECT").

          (c) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing (to the extent such a concept exists in such jurisdiction) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and


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                                                                               3

     other) to own its properties and conduct its business as described in the Exchange Act Reports; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing (to the extent such a concept exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be so qualified and in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except for pledges in favor of Credit Suisse First Boston, as collateral agent, under the Credit Agreement, dated as of August 5, 1999, as amended (the "CSFB CREDIT AGREEMENT"), by and among ChipPAC International Company Limited, the Company, the lenders listed therein and Credit Suisse First Boston, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (d) Each of the Indenture and the Registration Rights Agreement has been duly authorized by the Company; the Securities have been duly authorized by the Company; and when the Securities are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date (as hereinafter defined), the Indenture and the Registration Rights Agreement will have been duly executed and delivered by the Company, such Securities will have been duly executed, authenticated, issued and delivered and will conform to the descriptions thereof contained in the Indenture (when executed and delivered by the parties thereto) and such Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or equity).

          (e) As of June 11, 2001, (i) the authorized capital stock of the Company consisted of 250,000,000 shares of Common Stock, 250,000,000 shares of Class B common stock, par value $.01 per share (the "CLASS B COMMON STOCK"), and 10,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"), of which 68,681,729 shares of Common Stock, and no shares of Class B Common Stock or Preferred Stock were issued and outstanding. In addition, options to purchase 5,315,183 shares of Common Stock are outstanding under incentive compensation plans described in the Exchange Act Reports and no other options, warrants and other rights (including, without limitation, preemptive rights) to purchase or subscribe for capital stock of the Company were issued and outstanding. When the Securities are delivered and paid for pursuant to this Agreement on the Closing


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                                                                               4

     Date, such Securities will be convertible into shares of Common Stock (the "UNDERLYING SHARES"), of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; all outstanding shares of capital stock of the Company including, without limitation, the Underlying Shares, have been duly authorized and validly issued, are fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Securities or the Underlying Shares that have not been waived.

          (f) Except for (i) obligations to Credit Suisse First Boston Corporation ("CSFB") pursuant to a certain engagement letter, dated February 1, 2001 (the "CSFB ENGAGEMENT AGREEMENT"), between CSFB and the Company and (ii) Houlihan Smith & Company, Inc. ("HOULIHAN") pursuant to a certain engagement letter, dated June 5, 2001 (the "HOULIHAN ENGAGEMENT AGREEMENT"), between the Company and Houlihan, there are no contracts, agreements or understandings between the Company or its subsidiaries and any person that would give rise to a valid claim against the Company or its subsidiaries or the Purchaser for a brokerage commission, finder's fee or other like payment in connection with the sale of the Securities. The Purchaser has no liability or obligation (monetary or otherwise) to pay any fees, expenses or commissions in connection with the CSFB Engagement
     Agreement or the Houlihan Engagement Agreement. The Company has furnished to the Purchaser true, correct and complete copies of the CSFB Engagement Agreement and the Houlihan Engagement Agreement.

          (g) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Shelf Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, other than (i) the Amended and Restated Registration Agreement, dated as of August 5, 1999, as amended, among the Company, affiliates of Bain Capital, Inc. and SXI Group LLC and their designees, Hynix Semiconductor America Inc. and Intel, and
     (ii) the Registration Rights Agreement, dated the Closing Date, among Citicorp Mezzanine III, L.P, the Company and the other parties thereto.

          (h)  Subject to the  express  assumptions  set forth in  Section  2(p)
     below,  no  consent,  approval,   authorization,   order,  registration  or
     qualification  of, or filing with, any

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                                                                               5

     governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Securities by the Company, except (i) as required pursuant to the Registration Rights Agreement, including those required under the Securities Act and the rules and regulations of the Commission thereunder, (ii) upon the approval of the Underlying Shares issuable upon the conversion of the Securities for quotation on the Nasdaq National Market, (iii) such consents, approvals, authorizations or qualifications as may be required under state securities laws in connection with the purchase of the Securities and the Underlying Shares by the Purchaser and (iv) in connection with the qualification of the Indenture under the Trust Indenture Act (as defined in paragraph 2(p) below) as may be required under the Registration Rights Agreement.

          (i) The execution, delivery and performance of the Indenture, the Registration Rights Agreement and this Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, except (A) in each case, that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations and (B) in the case of clauses (i) and (ii) for such breaches, violations or defaults that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

          (j) This Agreement has been duly authorized, executed and delivered by the Company.

          (k) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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                                                                               6

          (l) The Company and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (m) The financial statements included in the Exchange Act Reports present fairly the financial position of the Company and its consolidated or combined subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Exchange Act Reports provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (n) Except as disclosed in the Exchange Act Reports, since the date of the latest audited financial statements included in the Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Exchange Act Reports, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (o) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and the Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" as defined in the Investment Company Act.

          (p) Assuming that the representations and warranties of the Purchaser contained in Section 4 below are true in all material respects, the offer and sale of the Securities by the Company to the Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof; and it is not necessary to qualify an indenture in respect of the Securities under the

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                                                                               7

     United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), except as contemplated by the Registration Rights Agreement.

          (q) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has within the six-month period prior to the date hereof, offered or sold the Securities or any securities of the same class or series as the Securities or (ii) has offered or will offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

          (r) The Company is subject to Section 13 or 15(d) of the Exchange Act.

     3. PURCHASE, SALE AND DELIVERY OF SECURITIES.

          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, if requested by the Company, the Purchaser agrees to purchase from the Company the Securities, at a purchase price of 100% of the principal amount thereof.

          (b) In consideration of the Purchaser's commitment to purchase the Securities as set forth in Section 3(a), the Company agrees to pay to the Purchaser (or its designee) a commitment fee in an amount equal to 3% of the principal amount of the Securities. Such commitment fee shall be fully earned upon execution of this Purchase Agreement and shall be payable in full in cash upon the earlier of (i) the consummation of the transactions contemplated hereby and (ii) the termination of this Purchase Agreement.

          (c) The Company will deliver, against payment of the purchase price, the Securities in the form of one or more permanent global securities in definitive form without interest coupons (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for the Depositary Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC. The Global Securities shall include the legend regarding restrictions on transfer set forth in the Indenture. The Underlying Shares shall include the legend regarding restrictions on transfer set forth in the Indenture.

          (d) Payment for the Securities shall be made by the Purchaser in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and acceptable to the Purchaser at a location to be mutually determined by the Company and the Purchaser commencing at 10:00 a.m. (New York time) on such date as the Purchaser and the Company mutually determine, such time being herein referred to as the "CLOSING DATE,"

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                                                                               8

     against delivery to the Trustee as custodian for DTC of the Global Securities representing all the Securities. The Global Securities will be made available for checking at least 24 hours prior to the Closing Date.

     4. REPRESENTATIONS BY THE PURCHASER. The Purchaser represents and warrants to the Company that:

          (a) The Purchaser (or its principals or advisors) has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk and the Purchaser is in a position to lose the entire amount of such investment.

          (b) The Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (c) The Purchaser acknowledges that the Securities and the Underlying Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provision of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the accuracy of the Purchaser's representations as expressed herein, and such Securities and the Underlying Shares must be held indefinitely and may not be offered or sold unless subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

          (d) The Purchaser understands that the certificates evidencing the Securities and the Underlying Shares will be imprinted with a legend that prohibits the transfer of such securities unless they are registered or such registration is not required.

          (e) The Purchaser is acquiring the Securities and the Underlying Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof other than in compliance with the Securities Act. The Purchaser understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

          (f) The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management. The Purchaser has also had an opportunity to ask questions of officers of the Company.

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                                                                               9

          (g) This Agreement and the Registration Rights Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or equity).

          (h) The Purchaser has not engaged any brokers, finders or agents, and the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated hereby. In the event that the preceding sentence is in any way inaccurate, such Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expense of defending against such liability) for which the Company or any of its officers, directors, employees or representatives, is responsible.

          (i) The Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated hereby. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated hereby.

     5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the Purchaser that:

          (a) The Company will cooperate with the Purchaser and its counsel in connection with the registration and qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Purchaser shall designate and do all things necessary to continue such qualifications in effect so long as required for the resale of the Securities by the Purchaser, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

          (b) During the period of five years hereafter, the Company will furnish to the Purchaser, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year via the same method used to distribute such report generally to all stockholders of the Company, if such distribution is effected other than via the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system


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                                                                              10

     ("EDGAR"); and the Company will furnish to the Purchaser as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, which copies shall in each case be sent to the Purchaser via the same method used to distribute such report or proxy statement generally to all stockholders of the Company, if such distribution is effected other than via EDGAR.

          (c) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Securities, the Indenture, the Registration Rights Agreement and any other document relating to the issuance, offer, sale and delivery of the Securities; (iii) the cost of qualifying the Securities for trading in The PortalSM Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto; and (iv) any fees charged by investment rating agencies for the rating of the Securities.

          (d) The Company will arrange for the inclusion for quotation of the Underlying Shares on The Nasdaq Stock Market, Inc.'s National Market.

          (e) The Company and ChipPAC International shall use approximately $50.0 million of the net proceeds from the sale of the Securities and the 12 3/4% Notes to repay certain indebtedness incurred pursuant to the CSFB Credit Agreement. The remainder of the net proceeds shall be used for general corporate purposes.

          (f) The Company shall not enter into any transaction that would result in a "sale" of securities by the Purchaser, Citicorp Venture Capital, Ltd. ("CVC"), CCT Partners VI, L.P., SXI Group LLC or any of their affiliates (collectively, the "SHAREHOLDERS") under Section 16(b) of the Exchange Act, and the rules promulgated thereunder, within the six-month period after the date of purchase of the Securities by the Purchaser unless the transaction provides for at least one of the following: (i) the Purchaser and CVC are reasonably satisfied that no such "sale" for Section 16(b) purposes shall occur until after the registration of the Company's outstanding securities under the Exchange Act shall have been terminated, (ii) such "sale" by the Shareholders is made in a transaction in which 100% of the outstanding securities of the Company are acquired for cash in a merger transaction, the Company and the acquiror agree to indemnify the Shareholders for any and all liabilities, claims and expenses arising out of or relating to
     Section 16(b) under the Exchange Act in connection with such transaction, and the terms of such indemnity are acceptable to the Purchaser and CVC, in their sole discretion, or (iii) the Company and the acquiror agree to indemnify the Shareholders for any and all liabilities, claims and expenses arising out of or relating to Section 16(b) under the Exchange Act in connection with such transaction, and the terms of such indemnity and the identity of the acquiror are acceptable to the Purchaser and CVC in their sole discretion.

     6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Purchaser shall have received an opinion, dated the Closing Date, of Kirkland & Ellis, counsel for the Company, in form and substance reasonably acceptable to the Purchaser and the Company.

          (b) The Company shall have furnished to the Purchaser the opinion of Patricia H. McCall, Senior Vice President Administration, General Counsel and Secretary of the Company, dated the Closing Date, in form and substance reasonably acceptable to the Purchaser and the Company.

          (c) The Purchaser shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement which would constitute a Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) and (ii) that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

          (d) On or before the Closing Date, the Purchaser shall have received the following items, each of which shall be in form and substance satisfactory to the Purchaser and, unless otherwise noted, dated the Closing Date:

               (i) A certified copy of the charter of the Company, certified by the Secretary of the State of Delaware, together with a good standing certificate from the Secretary of State of Delaware, each to be dated a recent date prior to the Closing Date;

               (ii) A copy of the bylaws of the Company, such copy certified as of the Closing Date by the Secretary of the Company;

               (iii) Resolutions of the Company's Board of Directors and, if necessary, stockholders, approving and authorizing the execution, delivery and performance of the Registration Rights Agreement, the Indenture and this Agreement and any other documents, instruments and certificates required to be executed by each party thereto in connection therewith and approving and authorizing the execution, delivery and payment of the Securities, certified as of the Closing Date by the Secretary of the Company as being in full force and effect without modification or amendment;

               (iv) Signature and incumbency certificates of the officers of the Company executing the Registration Rights Agreement, the Indenture and this Agreement; and

               (v) Executed copies of this Agreement, the Securities, the Registration Rights Agreement (substantially in the form of the draft attached hereto as EXHIBIT A, with such changes as the parties may mutually agree) and the Indenture (in the form of the draft attached hereto as EXHIBIT B, with such changes as the parties may mutually agree).

          (e) The Company shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date (except as otherwise consented to in writing by the Purchaser).

          (f) No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement which would constitute a Default (as defined in the Indenture) or Event of Default (as defined in the Indenture).

          (g) No order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Purchaser from purchasing the Securities or consummating the transactions contemplated by this Agreement and the Registration Rights Agreement, and there shall not be existing, or to the knowledge of the Company threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its subsidiaries which would reasonably be expected to result in such an order, judgement or decree.

          (h) No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the purchasing of the Securities.

          (i) The Purchaser shall have received payment in full for all expenses (including reasonable attorneys' fees) incurred in connection with the negotiation and execution of this Agreement, the Indenture, the Registration Rights Agreement and the Securities.

          (j) ChipPAC or its affiliate shall concurrently receive the proceeds from the sale of the 12 3/4% Notes pursuant to the 12 3/4% Notes Purchase Agreement.

          (k) The CSFB Credit Agreement shall have been amended prior to the Closing Date to the extent necessary to permit the sale of the 12 3/4% Notes pursuant to the 12 3/4% Notes Purchase Agreement to be effected without resulting in an Event of Default (as such term is defined under the CSFB Credit Agreement).

          (l) On the date of this Agreement, the Special Committee of the Board of Directors of the Company shall have received and shall furnish to the Purchaser an opinion of Houlihan, in form and substance reasonably satisfactory to the Purchaser, confirming the fairness from a financial point of view to the disinterested stockholders of the Company of the terms of the Debt Transactions, and that the terms of the Debt Transactions are no less favorable to the Company than those that could be obtained in arm's length dealings with a third party.

The Purchaser may in its discretion waive compliance with any conditions to its obligations hereunder, whether in respect of the Closing Date or otherwise.

     7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Purchaser herein, to the performance by the Purchaser of its obligations hereunder and to the following additional conditions precedent:

          (a) The Company shall have received from Purchaser the Selling Notice and Questionnaire in connection with the Registration Rights Agreement, on or prior to Closing Date.

     8. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual written consent of Company and Purchaser;

          (b) by the Company or Purchaser, if any injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable; or

          (c)  by  either   Purchaser  or  the  Company,   if  the  transactions
     contemplated hereby shall not have been consummated before June 28, 2001; PROVIDED, that the party seeking to terminate this Agreement is not otherwise in breach in any material respect of any of its obligations hereunder.

     9. INDEMNIFICATION AND CONTRIBUTION.

          (a) In addition to the payment of expenses pursuant to Sections 5(c), and provided that the Purchaser provides notice of a claim against the Company within the Survival Period as such term is defined in Section 10, the Company (as "INDEMNITOR") agrees to indemnify, pay and hold the Purchaser, and the officers, directors, employees, agents and affiliates of the Purchaser (collectively called the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) ("DAMAGES"), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of a breach of any of the Company's representations, warranties and covenants contained herein; PROVIDED, HOWEVER, that the Company shall not be obligated to indemnify the Indemnitees from and against any Damages (A) until the Indemnitees have suffered aggregage Damages by reason of all such breaches in excess of a $1,000,000 deductible (the "DEDUCTIBLE AMOUNT") (after which point the Company will be obligated to indemnify the Indemnitees for all Damages, including, without limitation, the Deductible Amount) or thereafter (B) to the extent the aggregate Damages the
     Indemnitees have suffered by reason of all such breaches exceeds $50,000,000 (after which point the Company will have no obligation to indemnify the Indemnitees from and against further such Damages).

          (b) Except for those claims or causes of action based on fraud that may be brought under (A) any state or Federal securities laws or (B) predicated on any state common law, the Purchaser and the Company acknowledge and agree that the foregoing indemnification provisions in this
     Section 9 shall be the exclusive remedy of the Purchaser with respect to the Company and the transactions contemplated by this Agreement.

          (c) Notwithstanding anything herein to the contrary, recovery by an Indemnitee pursuant to this Section 9 shall in no event include any special, indirect, punitive, incidental or consequential damages.

     10. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective agreements, representations and warranties of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect until the 30th day following the Company's filing of its Annual Report on Form 10-K for the year ended December 31, 2001 (the "SURVIVAL PERIOD"), regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities until the 30th day following the Company's filing of its Annual Report on Form 10-K for the year ended December 31, 2001; PROVIDED, HOWEVER, that those agreements contained in Sections 5(a), 5(b), 9, 11, 12, 13, 15 and 16 shall survive for the periods set forth therein. If for any reason the purchase of the Securities by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5. If the purchase of the Securities by the Purchaser is not consummated for any reason, the Company will reimburse the Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities; PROVIDED, HOWEVER, that any commitment fee actually paid will be credited against such obligation.

     11. NOTICES. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser, c/o Citicorp Mezzanine III, L.P., 399 Park Avenue, New York, New York 10043, Attention: General Partner, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at ChipPAC, Inc., 47400 Kato Road, Fremont, California 94538, Attention: Robert Krakauer.

     12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder, it being understood that CVC, the Purchaser and the other Shareholders shall be entitled to enforce the agreements for their benefit contained in Section 5(f) hereof against the Company as if such persons were parties hereto. Notwithstanding anything herein to the contrary, successors and assigns as a result of transfers pursuant to a registered offering under the Securities Act or in Rule 144A transactions shall not have the benefits of this Agreement.

     13. BOARD OBSERVATION RIGHTS.

          (a) So long as the Purchaser beneficially owns 75% of its Original Ownership Level, the Purchaser shall have the right to have one individual (an "OBSERVER") attend any meeting of the Board of Directors of the Company (the "BOARD") or any committee thereof other than the compensation committee, such Observer to have all rights and obligations set forth in this Section 13. For purposes of this Section 13, "ORIGINAL OWNERSHIP LEVEL" shall mean, with respect to the Purchaser, the number of shares of Common Stock (on a fully-diluted basis), as adjusted for any stock splits, stock dividends, recapitalization or other similar events, held by the Purchaser immediately after the consummation of the transactions contemplated by this Agreement.

          (b) The Observer shall not have the right to vote on any matter presented to the Board or the board of directors of any subsidiary of the Company or any committee thereof. The Company shall give each Observer written notice of each meeting thereof at the same time and in the same manner as the members of the Board or board of directors of any Subsidiary of the Company or any committee thereof receive notice of such meetings, and the Company shall permit each Observer to attend as an observer all meetings thereof; PROVIDED, HOWEVER, that in the case of telephonic meetings, such Observer need receive only actual notice thereof at the same time and in the same manner as notice is given to the directors.

          (c) If Observer so elects, Observer may instruct the Company to cease providing Observer with such written materials and information given to directors, and Observer will be deemed not to be an "insider" for purposes of complying with Section 13(e) herein and shall not be subject to the Insider Policy of the Company so long as such Observer is also not in receipt of such information by attendance at meetings of the Board and committees thereof.

          (d) The Observer shall be entitled to receive all written materials and other information given to directors in connection with such meetings at the same time such materials and information are given to directors, and each Observer shall keep such materials and information confidential. If the Company (or any subsidiary of the Company) proposes to take any action by written consent in lieu of a meeting of its board of directors, the Company (or such subsidiary of the Company) shall give written notice thereof to the Observer prior to the effective date of such consent describing the nature and substance of such action.

          (e) The Observer shall be required to comply with the restrictions and covenants applicable to "insiders" purchasing or selling securities of the Company based upon the insider trading policy of the Company as currently in effect and as amended from time to time by the Company (the "INSIDER POLICY").

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     16. CONSENT TO JURISDICTION. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.





                           [SIGNATURE PAGE TO FOLLOW]

         If the foregoing is in accordance with the Purchaser's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

                                        Very truly yours,

                                        ChipPAC, Inc.,



                                         By:  /s/ DENNIS P. McKENNA
                                              ----------------------------------
                                              Name:  Dennis P. McKenna
                                              Title: Chairman, Chief Executive
                                                     Officer and President

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CITICORP MEZZANINE III, L.P.



By:    Citicorp Capital Investors, Limited,
         its general partner


       By: /s/ RICHARD E. MAYBERRY, JR.
           ------------------------------
           Name: Richard E. Mayberry, Jr.
           Title: Managing Director

                                                                       Exhibit A
                                   $50,000,000

                                  CHIPPAC, INC.

               8% CONVERTIBLE SUBORDINATED NOTES DUE JUNE __, 2011

                          REGISTRATION RIGHTS AGREEMENT

                                                                   June __, 2001

Citicorp Mezzanine III, L.P.
399 Park Avenue
New York, New York 10043

Dear Sirs:

         ChipPAC, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Citicorp Mezzanine III, L.P. (the "PURCHASER"), upon the terms set forth in a purchase agreement, dated as of June 11, 2001 (the "PURCHASE AGREEMENT"), $50,000,000 aggregate principal amount of its 8% Convertible Subordinated Notes due 2011 (the "NOTES"). The Notes will be issued pursuant to an Indenture, dated as of June __, 2001 (the "INDENTURE"), between the Company and Firstar Bank, N.A. as Trustee (the "TRUSTEE"). Under the terms of the Indenture, the Notes are convertible, in whole or in part, into shares of the Company's Class A common stock, $.01 par value per share (the "CONVERSION SHARES"; the Notes and the Conversion Shares are collectively referred to as the "Securities"), at the option of the holders thereof at any time following the date of original issuance thereof at the Conversion Price (as defined in the Notes) set forth in the Notes, as adjusted from time to time pursuant to the Indenture.

         As an inducement to the Purchaser to enter into the Purchase Agreement, the Company agrees with the Purchaser, for the benefit of the holder(s) of the Notes, from time to time, (including, without limitation, the Purchaser) and the holder(s), from time to time, of the Conversion Shares (collectively, the "HOLDERS"), as follows:

         1.    RESALE SHELF REGISTRATION.

               (a) The Company shall, at its cost, use its commercially reasonable efforts to file as promptly as practicable (but in no event more than 150 days after the Closing Date (as defined in the Purchase Agreement)) with the Securities and Exchange Commission (the "COMMISSION") and thereafter shall use commercially reasonable efforts to cause to be declared effective a registration statement (the "SHELF REGISTRATION STATEMENT") on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), within 220 days of the Closing Date, relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 8(d) hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "SHELF REGISTRATION");

                     Registration Rights Agreement - Page 2

         PROVIDED, HOWEVER, that no Holder (other than the Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

               (b) The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Transfer Restricted Securities, for a period of two (2) years (or for such longer period if extended pursuant to
         Section 2(h) below or by the last sentence of this Section 1(b)) from the date of its effectiveness or such shorter period that will terminate when all the Transfer Restricted Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or
         (ii) are no longer Transfer Restricted Securities as defined in Section 8(d) hereof (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Transfer Restricted Securities during that period, unless (i) such action is required by applicable law or (ii) upon the occurrence of any event contemplated by Section 2(b)(v) below, such action is taken by the Company in good faith and for valid business reasons and the Company thereafter complies with the requirements of Section 2(h) hereof. Notwithstanding anything herein to the contrary, to the extent the Shelf Registration Statement is declared effective prior to the 180th day following the Closing Date, the period of effectiveness of such Shelf Registration Statement provided for in this Section 1(b) shall be extended by the number of days in the period from the effectiveness date of such Shelf Registration Statement to the 180th day following the Closing Date.

               (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) Each Holder agrees that if such Holder wishes to sell such Holder's Transfer Restricted Securities pursuant to a Shelf Registration Statement and related prospectus, it will do so in accordance with this Section 1(d). Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related prospectus agrees to deliver a Notice and Questionnaire (the form of which is attached as ANNEX A hereto) to the Company. The Company will include in the Shelf Registration Statement as a selling securityholder each Holder that delivers such properly completed Notice and Questionnaire as of or prior to the Closing Date. The Company will use its commercially reasonable efforts to include in the Shelf Registration Statement any Holder which fails to provide such properly completed Notice and Questionnaire as of or prior to the Closing Date but otherwise provides such properly completed Notice and

                     Registration Rights Agreement - Page 3


         Questionnaire prior to the commencement of the Shelf Registration Period. Except as described above and below, the Company shall have no obligation to include in the Shelf Registration Statement a Holder which fails to provide the Company with such properly completed Notice and Questionnaire as of or prior to the Closing Date. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a properly completed Notice and Questionnaire is delivered, and in any event within thirty (30) days after such date, (i) if required by law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use all commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practical, but in any event by the date that is thirty (30) business days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 1(d)(i); and
         (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1(d)(i); PROVIDED, THAT if such Notice and Questionnaire is delivered during a period in which the use of such prospectus is suspended pursuant to Section 2(h) hereof, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of such suspension period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that has not supplied the requisite information as required by and in accordance with the procedures and time periods set forth in this Section 1(d) as a selling securityholder in any Shelf Registration Statement and related prospectus and any amendment or supplement thereto.

         2.  SHELF  REGISTRATION  PROCEDURES.   In  connection  with  any  Shelf
Registration contemplated by Section 1 hereof, the following provisions shall apply:

               (a) The Company shall (i) furnish to the Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, the Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Purchaser reasonably may propose and
         (ii) include the names of the Holders, who propose to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement, as selling securityholders; PROVIDED, THAT the Purchaser and Holders have complied with Section 1(d).

               (b) The Company shall give written notice to the Purchaser and the Holders of the Transfer Restricted Securities included within the coverage of the Shelf Registration Statement (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an

                     Registration Rights Agreement - Page 4


         instruction to suspend the use of the prospectus until the requisite changes have been made):

                    (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                    (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

                    (iii) of the  issuance by the  Commission  of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                    (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Transfer Restricted Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                    (v) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, which written notice need not provide any detail as to the nature of such event.

               (c) The Company shall make every commercially reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

               (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

               (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities included within the coverage of such Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Transfer Restricted Securities in connection with the offering and sale of the Transfer Restricted Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                     Registration Rights Agreement - Page 5


               (f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Transfer Restricted Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Shelf Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

               (g)  The  Company  shall   cooperate  with  the  Holders  of  the
         Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Shelf Registration Statement.

               (h) Upon the occurrence of any event  contemplated  by paragraphs
         (ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall as required hereby prepare and file a post-effective amendment to such Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities included within the coverage of such Shelf Registration Statement, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company may delay filing and distributing any such supplement or amendment (and continue the suspension of the use of the related prospectus) if the Company determines in good faith that such supplement or amendment would, in the reasonable judgement of the Company, (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by the Company or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's stockholders at such time; provided, further, that neither such delay nor such suspension shall extend for a period of more than 90 consecutive days or an aggregate of 180 days in any twelve-month period. If the Company notifies the Purchaser and the Holders of the Securities in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of such prospectus until the requisite changes to such prospectus have been made, then the Purchaser and the Holders of the Securities shall suspend use of such prospectus, and the period of effectiveness of such Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Purchaser and the Holders of the Securities shall have received such amended or supplemented prospectus pursuant to this
         Section 2(h).

                     Registration Rights Agreement - Page 6


               (i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Notes and the Conversion Shares registered under the Shelf Registration Statement and provide the Trustee with a certificate for the Notes, in a form eligible for deposit with The Depository Trust Company.

               (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration to enable the Holders to resell their securities in accordance with this Agreement.

               (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

               (l) Each Holder agrees, by acquisition of the Securities, that no Holder of Securities shall be entitled to sell any of such Securities pursuant to any Shelf Registration Statement or to receive a prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to and in accordance with
         Section 1(d) hereof and the information set forth in the next sentence. Each Holder agrees promptly to furnish the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Securities as the Company may from time to time reasonably request.

               (m) In the event of any underwritten public offering, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any managing underwriter of such offering and Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration; PROVIDED, HOWEVER, that the Company shall not be required to facilitate an underwritten offering pursuant to a Shelf Registration Statement by any Holders unless the offering relates to at least $20,000,000 principal amount of the Notes or an equivalent number of Conversion Shares (as adjusted for any stock dividends, stock splits and capital changes).

               (n) The Company shall (i) make reasonably available for inspection by any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any agent retained by any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by any such underwriter or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; PROVIDED, HOWEVER, that the foregoing inspection and information

                     Registration Rights Agreement - Page 7


         gathering shall be coordinated on behalf of the Purchaser by you and the other parties, by one firm of counsel, which firm shall be designated as described in Section 6 hereof.

               (o) In the event of an underwritten offering, the Company shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form and substance addressed to the managing underwriters thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement; (ii) its executive officers and directors to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) the independent public accountants for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Transfer Restricted Securities and any underwriter therefor a comfort letter in customary form, type and substance customarily covered in comfort letters in connection with primary underwritten offerings.

               (p) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Shelf Registration Statement contemplated hereby.

         3.    DEMAND REGISTRATION.

               (a) From and after the second anniversary of the Closing Date, Holders of at least 50% of the outstanding Transfer Restricted Securities, subject to Section 3(e) below, (the "INITIATING HOLDERS") may request, in writing, registration under the Securities Act of all or part of their Transfer Restricted Securities. Within 10 days after receipt of any such request, the Company will give notice of such request to all other Holders of Transfer Restricted Securities ("OTHER HOLDERS"). Thereafter, the Company will use all commercially reasonable efforts to effect the registration on an appropriate form under the Securities Act and will include in such registration, subject to
         Section 3(e) below, all Transfer Restricted Securities held by the Initiating Holders and Other Holders with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations initiated by an Initiating Holder pursuant to this Section 3(a) are referred to herein as "DEMAND REGISTRATIONS." Notwithstanding anything herein to the contrary, the Company need not effect any requested Demand Registration unless the expected gross proceeds of such registration exceed $15,000,000.

               (b) Notwithstanding anything in Section 3(a) above to the contrary, the Company shall not be obligated to take any action to effect any such registration pursuant to Section 3(a) above:

                    (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                     Registration Rights Agreement - Page 8


                    (ii) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on one hundred twenty (120) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable effects to cause such registration statement to become effective;

                    (iii)  After  the  Company   has   effected   two  (2)  such
               registrations pursuant to Section 3(a), and such registrations have been declared or ordered effective;

                    (iv) If the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its commercially reasonable efforts to comply under Section 3(a) shall be deferred for a period not to exceed one hundred eighty (180) days from the date of receipt of written request from an Initiating Holder; provided that the Company may not exercise this deferral right more than once per twelve (12) month period.

               (c) A registration  requested  pursuant to Section 3(a) shall not be deemed to have been effected (i) unless a registration statement with respect thereto has been declared effective by the Commission,
         (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or the order or requirement of the Commission or other governmental agency or court for any reason, and, as a result thereof, the Transfer Restricted Securities covered thereby have not been sold or (iii) the registration statement does not remain effective for a period expiring the earlier of 90 days after the effective date thereof or the completion of the distribution of the Transfer Restricted Securities included in such registration statement. The Holders of the Transfer Restricted Securities shall be permitted to withdraw all or any part of the Transfer Restricted Securities from a Demand Registration at any time prior to the effective date of such
         Demand Registration; provided that in the event of, and concurrently with such withdrawal, the Holders responsible for such Demand Registration shall either (i) pay or reimburse the Company for all fees and expenses (including counsel fees and expense) incurred by them and the Company prior to such withdrawal or (ii) agree to forfeit one of its Demand Registration rights hereunder.

               (d) In the event that a registration pursuant to Section 3(a) is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
         Section 3(a). In such event, the right of any Holder to registration pursuant to Section 3(a) shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 3, and the inclusion of such Holder's Transfer Restricted Securities in the underwriting to the extent requested shall be limited to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter

                     Registration Rights Agreement - Page 9


         selected for such underwriting by the Initiating Holder, but subject to the Company's reasonable approval.

               (e)  If  the  Company   includes  in  any   underwritten   Demand
         Registration any securities which are not Transfer Restricted Securities and the managing underwriters advise the Company in writing that in their opinion the number of Transfer Restricted Securities proposed to be included exceeds the number of Transfer Restricted Securities and other securities which can be sold in such offering, the Company will include in such registration (i) first, the Transfer Restricted Securities requested to be included which, in the opinion of such underwriters, can be sold, by the Initiating Holders initiating the Demand Registration, (ii) second, the Transfer Restricted Securities proposed to be included in such registration by the Other Holders exercising their registration rights hereunder, pro rata based upon the total number of Transfer Restricted Securities which such Other Holders propose to include in such registration and (iii) third, the securities proposed to be included in such registration by any other holders as determined by the Company and the managing underwriters.

         4.    PIGGYBACK REGISTRATION.

               (a) From and after the second anniversary of the Closing Date, whenever the Company proposes to register any securities substantially similar to the Transfer Restricted Securities under the Securities Act (other than on S-8 or any successor forms), and the form of registration statement to be used may be used for the registration of Transfer Restricted Securities (a "PIGGYBACK REGISTRATION"), the Company will give notice to all Holders of Transfer Restricted Securities of the intention to effect such a registration and will include in such registration, subject to Sections 4(c) and 4(d) below, all Transfer Restricted Securities with respect to which the Company has received written requests for inclusion therein. Such requests for inclusion shall be in writing and delivered to the Company within 15 days after the Holders' receipt of such notice and shall specify the number of Transfer Restricted Securities intended to be disposed of and the intended method of distribution thereof. Any Holder of Transfer Restricted Securities shall have the right to withdraw its request for inclusion of its Transfer Restricted Securities in any registration statement pursuant to this Section 4(a) by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggyback Registration at any time prior to the time it becomes effective.

               (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4(a). In such event the right of any Holder to registration pursuant to Section 4(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Transfer Restricted Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

                     Registration Rights Agreement - Page 10


               (c) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell,
         (ii) second, the securities proposed to be included in such registration by the holders (including Holders of Transfer Restricted Securities) of the same securities proposed to be sold by the Company and (iii) third, the securities proposed to be included in such registration by the holders (including Holders of Transfer Restricted Securities) of substantially the same securities proposed to be sold by the Company, in each of clauses (ii) and (iii) pro rata among such holders exercising their respective piggyback registration rights thereof based upon the total number of securities which such holders beneficially own.

               (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders (other than the Holders of the Transfer Restricted Securities) of the Company's securities, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) FIRST, the securities which such initiating holders propose to sell; (ii) SECOND, the securities the Company proposed to be included in such registration; (iii) THIRD, the securities proposed to be included in such registration by the holders (including Holders of Transfer Restricted Securities) of the same securities proposed to be sold by such initiating holders and (iv) FOURTH, the securities proposed to be included in such registration by the holders (including Holders of Transfer Restricted Securities) of substantially the same securities proposed to be sold by such initiating holders, in each of clauses (iii) and (iv) pro rata among any such holders exercising their respective piggyback registration rights thereof based upon the total number of securities which such holders beneficially own.

         5. DEMAND AND PIGGYBACK REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Sections 3 and 4, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

               (a) With respect to Demand Registrations, the Company shall use its commercially reasonable efforts to file as promptly as practicable (but in no event more than 120 days after the date the Company is in receipt of written requests by the Other Holders for inclusion in such Demand Registration (the "DEMAND INITIATION DATE")) and thereafter shall use commercially reasonable efforts to cause to be declared effective a registration statement on an appropriate form under the Securities Act, within 180 days after the Demand Initiation Date, relating to the offer and sale of the Transfer Restricted Securities;

               (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other

                     Registration Rights Agreement - Page 11


         documents as such   underwriters  may  reasonably  request  in order to
         facilitate the public  offering of such securities;

               (c) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by such registration statement;

               (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         6.    REGISTRATION  EXPENSES.  Except  as set  forth in  clause (i)  of
Section 3(c), the Company shall bear all fees and expenses incurred by it in connection with the performance of its obligations under Sections 1, 3 and 4 hereof whether or not a Registration Statement is filed or becomes effective. In connection with any Registration Statement, the participating Holders shall be responsible for the payment of any and all underwriters' and brokers' and dealers' discounts, selling commissions, any applicable stock transfer taxes and, except as set forth in clause (i) of Section 3(c) and as set forth below, all fees and disbursements of counsel, accountants or other advisors for any Holder and any other fees and expenses not covered by the preceding sentence. In connection with the Shelf Registration Statement and the applicable Registration Statement for one (1) Demand Registration, the Company shall bear or reimburse the Holders of the Securities covered thereby for reasonable fees and disbursements of not more than one (1) counsel chosen by the Holders of a majority in principal amount of the Securities covered thereby to act as counsel for the Holders in connection therewith. For purposes of this Agreement, "REGISTRATION STATEMENT" shall mean the Shelf Registration Statement and any applicable registration statement in connection with Demand and Piggyback Registrations.

         7.    INDEMNIFICATION.

               (a) The Company agrees to indemnify and hold harmless each Holder of the Securities, each agent representative, employee, officer and director of any such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof
         (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the
         Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act

                     Registration Rights Agreement - Page 12

         or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; PROVIDED, HOWEVER, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; PROVIDED FURTHER, HOWEVER, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

               (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth

                     Registration Rights Agreement - Page 13


         immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

               (c) Promptly  after  receipt by an  indemnified  party under this
         Section 7 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall effect any settlement of any pending or threatened action without the prior written consent of the indemnifying party, which such consent shall not be unreasonably withheld or delayed.

               (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Securities, pursuant to the Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by

                     Registration Rights Agreement - Page 14


         reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 7(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

               (e) The agreements contained in this Section 7 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         8.    ADDITIONAL INTEREST UNDER CERTAIN CIRCUMSTANCES.

               (a) Additional interest (the "ADDITIONAL INTEREST") with respect to the Securities (except with respect to (iii) below, which such Additional Interest shall only apply to the Securities held by the affected Holder(s)) shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (v) below being herein called a "REGISTRATION DEFAULT"):

                    (i) If on or prior to the 150th day after the Closing Date (as defined in the Purchase Agreement), the Shelf Registration Statement has not been filed with the Commission;

                    (ii) If on or prior to the 220th day after the Closing Date (as defined in the Purchase Agreement), the Shelf Registration Statement has not been declared effective by the Commission;

                    (iii) The  Company  fails with  respect to a Holder of Notes that supplies the Notice and Questionnaire described in Section 1(d) above to amend or

                     Registration Rights Agreement - Page 15


               supplement  the  Shelf   Registration   Statement in  the  manner
               set forth in Section 1(d) above;

                    (iv) If after the Shelf Registration Statement is declared effective, such Shelf Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein because the Company suspends the effectiveness of such Shelf Registration Statement beyond the periods set forth in
               Section 2(h) above;

                    (v) If after the Shelf Registration Statement is declared effective, such Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein and the Company fails to cure the Shelf Registration Statement within fifteen (15) business days by filing a post-effective amendment or report pursuant to the Exchange Act;

                    (vi) If on or prior to the 120th day after the Demand Initiation Date, a registration statement relating to the applicable Demand Registration has not been filed with the Commission; or

                    (vii) If on or prior  to the  180th  day  after  the  Demand
               Initiation Date, a registration statement relating to the applicable Demand Registration has not been declared effective by the Commission.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

                  Additional Interest shall accrue on the Notes and Conversion Shares that are Transfer Restricted Shares over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum (the "ADDITIONAL INTEREST RATE").

               (b) A Registration Default referred to in Section 8(a)(v) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; PROVIDED, HOWEVER, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above

                     Registration Rights Agreement - Page 16


         paragraph from the day such Registration Default occurs until such Registration Default is cured.

               (c) Any amounts of Additional Interest due pursuant to Section 8(a) above will be payable in cash to the "RECORD HOLDER" (as defined in Section 8(d) below) on the "DAMAGES PAYMENT DATES" (as defined in
         Section 8(d) below) with respect to the Notes and the Conversion Shares. The amount of Additional Interest will be determined by (1) multiplying the applicable Additional Interest Rate by (x) in the case of the Notes, the "APPLICABLE PRINCIPAL AMOUNT" (as defined in Section 8(d) below) or (y) in the case of the Conversion Shares, the "APPLICABLE CONVERSION PRICE" (as defined in Section 8(d) below) and then (2) multiplying the product of the calculation set forth in (c)(1) above by a fraction, the numerator of which is the number of days such Additional Interest Rate was applied during such period (determined on the basis of a 360 day year comprised of twelve 30-day months), and the denominator of which is 360.

               (d) The following terms shall have the following meaning(s):

                  The term "APPLICABLE CONVERSION PRICE" means the Applicable Principal Amount divided by the Conversion Price set forth in the Notes, as adjusted from time to time pursuant to the Indenture, in effect as of the next succeeding June 15 or December 15 following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding June 15 or December 15 until the cure of such Registration Default) or, if no Notes are then outstanding, the last Conversion Price that was in effect when the Notes were last outstanding.

                  The term "APPLICABLE PRINCIPAL AMOUNT" with respect to each $1,000 principal amount of maturity of Notes means the initial issue price of such Note ($1,000) through the next succeeding June 15 or December 15 following such Registration Default in the case of such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding June 15 or December 15 until the cure of such Registration Default) or, if no Notes are then outstanding, such sum calculated as if such Notes were then outstanding.

                  The term "DAMAGES PAYMENT DATE" means each June 15 or December 15 in the case of the Notes and the Conversion

SHARES.

                  The term "RECORD HOLDER" means with respect to any Damages Payment Date relating to any Note or Conversion Shares as to which any Additional Interest has accrued, the registered holder of such Note or Conversion Shares, as the case may be, fifteen (15) days prior to the next succeeding Damages Payment Date.

                  The term "TRANSFER RESTRICTED SECURITIES" means each Security until the earliest of (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (ii) to the extent such Security is held by a non-affiliate of the Company, the date on which such Security may be sold by the Holder thereof to the public pursuant to Rule 144 under the Securities Act,
(iii) to the extent such Security is held by an affiliate of the Company, the date on which such Security is sold by the Holder thereof to the public pursuant to Rule 144 under the Securities Act or (iv) the date on

                     Registration Rights Agreement - Page 17


which such Security is saleable by the Holder thereof pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything herein to the contrary, the registration rights granted hereunder shall terminate as to each Holder and with respect to such Securities upon the date that such Securities are no longer Transfer Restricted Securities.

         9. SEC FILINGS. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rule 144. The Company covenants that it will take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. The Company will provide an executed counterpart of this Agreement to prospective purchasers of the Notes identified to the Company by the Purchaser upon request. Upon the request of any Holder of Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         10. UNDERWRITTEN REGISTRATIONS. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("MANAGING UNDERWRITERS") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering and such selection shall be subject to the Company's consent, which shall not be unreasonably withheld or delayed.

                  No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer
Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         11.   MISCELLANEOUS.

               (a) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent or conflicts with the legal rights granted to the Holders in this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof. Notwithstanding anything herein to the contrary, the Company shall not be limited or in any way prevented from entering into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that do not conflict with the registration rights of the Holders hereunder.

                     Registration Rights Agreement - Page 18


               (b)  AMENDMENTS AND WAIVERS.  The  provisions of this  Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the then outstanding Conversion Shares constituting Transfer Restricted Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section 11(b), of the number of outstanding shares of Conversion Shares into which such Notes are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority of the Transfer Restricted Securities being sold by such Holders pursuant to such Shelf Registration Statement; PROVIDED, HOWEVER, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence; PROVIDED, FURTHER, without the consent of each Holder, no amendment, modification or supplement may alter the provisions relating to the payment of Additional Interest. Each Holder of Transfer Restricted Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 11, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Transfer Restricted Securities or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply or be enforced by such particular Holder.

               (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                    (1) if to a Holder of the  Securities,  at the most  current address given by such Holder to the Company.

                    (2) if to the Purchaser:

                        Citicorp Mezzanine III, L.P.
                        399 Park Avenue
                        New York, New York 10043
                        Facsimile No.:  (212) 888-2940
                        Attention:  General Partner

                     Registration Rights Agreement - Page 19


               with a copy to:

                        Morgan, Lewis & Bockius LLP
                        101 Park Avenue
                        New York, New York 10178
                        Facsimile No.:  (212) 309-6273
                        Attention:  James Mercadante, Esq.
                                    Zechariah Clifton Dameron IV, Esq.

                    (3) if to the Company, at its address as follows:

                        ChipPAC, Inc.
                        47400 Kato Road
                        Fremont, California  94538
                        Facsimile No. (510) 979-8001
                        Attention:  Robert Krakauer

               with a copy to:

                        Kirkland & Ellis
                        777 South Figueroa Street
                        34th Floor
                        Los Angeles, California 90017
                        Facsimile No. (213) 680-8500
                        Attention:  Eva Davis, Esq.
                                    (for all notices other than Selling Security
                                    Holder Notice and Questionnaire)
                                    Charles Pak, Esq.
                                    Kara Beal, Esq.
                                    (for all Selling Securityholder Notice
                                    and Questionnaire)

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

               (d) THIRD PARTY BENEFICIARIES. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

               (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED,

                     Registration Rights Agreement - Page 20

         HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; and PROVIDED, FURTHER that nothing herein shall be deemed to permit any assignment, transfer or any disposition of Transfer
         Restricted  Securities  in  violation  of the  terms  of  the  Purchase
         Agreement. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

               (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

               (i) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) SECURITIES HELD BY THE COMPANY. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than the Purchaser and subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (k) STANDOFF AGREEMENT. In connection with the public offering of any of the Company's debt or equity securities, each Holder and its affiliates (so long as they beneficially own at least five percent (5%) of the capital stock of the Company) agrees, that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Securities without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 120 days) from the effective date of such registration statement as may be requested by the underwriters; provided that the (i) executive officers and directors of the Company who own securities of the Company and (ii) holders of five percent (5%) or more of the capital stock of the Company also agree to such restrictions.

                 Signature Page to Registration Rights Agreement

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser and the Company in accordance with its terms.

                                 Very truly yours,

                                 CHIPPAC, INC.


                                 By:___________________________________________
                                    Name: Dennis P. McKenna
                                    Title: Chairman of the Board, President and
                                           Chief Executive Officer


The foregoing  Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CITICORP MEZZANINE III, L.P.

By: Citicorp Capital Investors, Limited, its general partner

By:_________________________________
    Name:
    Title:

                                                                         ANNEX A

                                  CHIPPAC, INC.

                  QUESTIONNAIRE FOR BENEFICIAL OWNERS REGARDING
            SECURITIES TO BE INCLUDED IN SHELF REGISTRATION STATEMENT

         The following questions (the "QUESTIONNAIRE") elicit information to prepare (i) the Registration Statement on Form S-3 (the "SHELF REGISTRATION STATEMENT") registering for resale the Company's 8% Convertible Subordinated Notes due 2011 (the "NOTES"), on behalf of the beneficial owners thereof, and the Class A Common Stock, par value, $0.01 per share, of the Company (the "COMMON STOCK") issuable upon conversion of the Notes (the "NOTES STOCK") (collectively, the "SECURITIES"), filed by ChipPAC, Inc. (the "COMPANY") with the Securities Exchange Commission in accordance with the rights granted to you and the other holders of Notes and/or Notes Stock (collectively, "SELLING SECURITYHOLDERS") pursuant to the Registration Rights Agreement, dated June 22, 2001, by and between the Company and the purchaser party thereto (the "REGISTRATION RIGHTS AGREEMENT") and (ii) other securities documents which may be required in connection with the Shelf Registration Statement. By electing to sell the Securities pursuant to the Shelf Registration Statement you agree to be bound by the terms of the Registration Rights Agreement.

         Because the information provided in this Questionnaire will be used in connection with the preparation of documents to be filed with state and federal agencies, it should be accurate, complete and true, and not omit any material or important information.

         By execution of this Questionnaire, you agree to notify the Company's legal counsel as promptly as practicable of any inaccuracy or change in information previously furnished by you to the Company or the occurrence of any event in either case as a result of which any Prospectus included in such Shelf Registration Statement contains or would contain an untrue statement of a material fact regarding you or your intended method of distribution of such Securities necessary to make the statements therein, in light of the circumstances then existing, not misleading, and you agree promptly to furnish to the Company's legal counsel any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to you or the distribution of Securities held by you that are included in the Shelf Registration Statement, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

         Each beneficial owner of the Notes is being furnished with two copies of this Questionnaire. Please complete and execute one copy and return it to the Company's legal counsel, Kirkland & Ellis, 777 South Figueroa Street, 34th Floor, Los Angeles, CA 90017, Attention: Charles Pak and Kara Beal, on or before the date of the initial issuance of the Notes (the "CLOSING DATE"). By executing this Questionnaire, you hereby consent to being named in the Shelf Registration Statement and to the presentation of all information furnished herein which is required to be disclosed in the Shelf Registration Statement.

         PURSUANT TO THE TERMS OF THE REGISTRATION RIGHTS AGREEMENT, YOU ARE OBLIGATED TO INDEMNIFY THE COMPANY IF THE INFORMATION YOU PROVIDE HEREIN IS INACCURATE OR MISLEADING.

         SECURITIES WILL NOT BE INCLUDED IN THE SHELF REGISTRATION STATEMENT UNLESS YOU COMPLETE THIS QUESTIONNAIRE, SIGN IT AND DELIVER A COPY TO THE COMPANY'S LEGAL COUNSEL IN THE MANNER DESCRIBED HEREIN AND PROMPTLY NOTIFY THE COMPANY'S LEGAL COUNSEL OF ANY CHANGES TO THE INFORMATION CONTAINED HEREIN.

                  INSTRUCTIONS FOR COMPLETION OF QUESTIONNAIRE:

         Please answer each question fully. Give the most exact and accurate answers possible. If your response to any of the questions presented below is negative or if any of the questions are not applicable, please so state in the space provided. Please sign and date the Questionnaire. Certain terms used herein are defined in Appendix A hereto, which should be referred to in completing this Questionnaire.

1.       GENERAL

State your full name as it should appear in any filings made.

NAME OF SELLING SECURITYHOLDER: ________________________________________________

SOCIAL SECURITY NUMBER OR FEDERAL EMPLOYER I.D. NUMBER: ________________________

BUSINESS ADDRESS: ______________________________________________________________

RESIDENCE ADDRESS: _________________________________________________ ___________

TELEPHONE NUMBER: ________________________________________________ _____________

                  Business: ___________________________________

                  Fax: ________________________________________

         If an entity, please indicate principal contact for questions:

                  NAME: ______________________________________

                  ADDRESS: ___________________________________

                  TELEPHONE NUMBER: __________________________

                  FAX NUMBER: ________________________________


2. Please describe the nature of the business you or your organization conducts.


3. Please state your current position, office or other relationship with the Company (or its predecessors or affiliates) and any position, office or other relationship with the Company (or its predecessors or affiliates) during the past three years.


4. If you hold any or all of the Notes or Notes Stock on behalf of another person or entity, please state the full name(s) and address(es) of such person(s) or entity(ies) and the amount(s) so held.


5. Check the box which represents the CUSIP Number of the Notes that you hold.

         || 144A Global Note; CUSIP Number:

         || ________________________________

6. Please state the amount of Notes and/or Notes Stock owned of record by you.

         Notes: ________________________________

         Notes Stock:  _________________________


7. Please state the amount of Notes and/or Notes Stock for which you are the beneficial owner and the record owner.

         Notes: ________________________________

         Notes Stock:  _________________________


8. Please state the amount of Notes and Notes Stock for which you are the beneficial owner, but not the record owner.

         Notes: ________________________________

         Notes Stock:  _________________________

Please include the name and address of the record owner and your relationship to the record owner.

         Notes: ________________________________

         Notes Stock:  _________________________


9. If any other person or entity shares voting or investment power with you with respect to the Notes or Notes Stock listed in questions 6, 7 and 8 above, please

         a.  briefly identify the person or entity,

         b. give the principal amount or number subject to shared voting power or investment power and

         c.  summarize the arrangement.


10. Are any of the Notes or Notes Stock owned by you subject to any pledge or other contractual arrangement?
         No ____Yes ____

         If yes, please explain such pledge or other contractual arrangement.

11. Please describe any other rights to purchase Notes or Notes Stock that you have.

12. Please state the amount of Notes and Notes Stock to be offered for your account in the Shelf Registration Statement.

         Notes: ________________________________

         Notes Stock:  _________________________

13. Have you entered into any agreement, arrangement or understanding with a broker or dealer with respect to the offering of the Notes or Notes Stock to be registered in the Shelf Registration Statement?

         No ____Yes ____

         If yes, please set forth the terms of any such agreement, arrangement or understanding (including without limitation volume limitations on sales, parties to the agreement, arrangement or understanding and conditions under which the agreement, arrangement or understanding may be terminated) below.

14. Identify any broker(s) or dealer(s) participating in the offering of Notes or Notes Stock to be offered for your account and state the amount of Notes and Notes Stock to be offered by each such broker.

15. Set forth below any discounts or commissions, if any, to be allowed or paid to dealers in connection with the sale of the Notes or Notes Stock to be offered for your account.

16. Identify any finder known to you to be involved with the distribution of the Notes or Notes Stock to be offered for your account and, if applicable, the finder's relationship with the Company or its officers, directors, principal shareholders, finders or promoters.

17. Attached as Appendix B hereto is a description of a plan of distribution that is intended to be used, in substantially the form of Appendix B, in the Shelf Registration Statement. Please indicate whether anything stated in Appendix B is inaccurate or misleading with respect to your plan to distribute the Notes and Note Stock owned by you or whether Appendix B omits to state any information about your plan of distribution.

         No ___Yes ____

         If yes, describe below specifically in what manner Appendix B is inaccurate or misleading, Please also describe below any additional information about your plan to distribute the Notes and Notes Stock that you own.

                                  CERTIFICATION

         The information set forth above is supplied by the undersigned in response to the request of the Company and may be used in connection with the Shelf Registration Statement. The undersigned hereby affirms that such information is correct as of the date hereof. The undersigned will promptly notify the Company's legal counsel of any changes in such information, whether such change occurred subsequent hereto and prior to the filing or effectiveness of the Shelf Registration Statement or after the Shelf Registration Statement is filed or becomes effective. The undersigned understands and agrees that this Questionnaire, as completed by him or her, and any further communications by him or her regarding the matters contemplated herein, will be relied upon by the Company, its legal counsel, and the representatives of any underwriters and their counsel, in connection with filings related to the Shelf Registration Statement.

         The undersigned understands that material misstatements or the omission of material facts in the Shelf Registration Statement may give rise to civil and criminal liabilities for the Company, each officer and director of the Company signing the Shelf Registration Statement and other persons signing such document.

         Signature of Holder(1) _________________________________________

         Please type or print name and title, if any: ___________________






         Date: _______________

         RETURN COMPLETED QUESTIONNAIRE ON OR BEFORE THE CLOSING DATE TO:

                                CHARLES PAK, ESQ.
                                 KARA BEAL, ESQ.
                                KIRKLAND & ELLIS
                            777 SOUTH FIGUEROA STREET
                                   34TH FLOOR
                          LOS ANGELES, CALIFORNIA 90017
                               FAX: (213) 680-8500




----------------------
(1) If this Questionnaire is being completed by or on behalf of a person other than an individual, the entity on whose behalf the Questionnaire is being completed should be stated.

                                   APPENDIX A

         1. ARRANGEMENT. Any plan, contract, arrangement or understanding, whether or not set forth in a formal document.

         2.       ASSOCIATE.  The term "associate" means:

                  (a) Any corporation or organization, except the Company and its majority-owned subsidiaries, of which you are an executive officer or partner or of which you, together with other officers or directors of the Company, are, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities.

                  (b) Any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity.

                  (c) Any relative, your spouse or any relative of your spouse who resides with you or who is a director or officer of the Company or its subsidiaries.

         3.       BENEFICIAL  OWNER.  A  "beneficial  owner" of  securities   is
any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

                  (a) Voting power, which includes the power to vote, or to direct the voting of, such security; and/or,

                  (b) Investment power, which includes the power to dispose or direct the disposition of, such security.

         Furthermore, a "beneficial owner" of a security includes any person who has the right to acquire beneficial ownership of such security at any time within sixty (60) days. The right to acquire beneficial ownership could (but need not necessarily) be through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) a power to revoke or automatic termination of a trust, discretionary account, or similar arrangement, or (iv) otherwise.

         A "beneficial owner" also includes any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan to evade the reporting requirements of any federal or state securities act.

         Securities owned beneficially would include not only securities held by you for your own benefit, whether in bearer form or registered in your own name or otherwise, but would also include securities held by others for your benefit or securities from which you obtain benefits substantially equivalent to those of ownership (regardless of whether or how they are registered), such as, for example, securities held for you by banks or other custodians, brokers (whether in your name, their name or in "street name"), executors, administrators, or trustees (including trusts in which you have only a remainder interest) and securities held for your account by pledgees, and securities owned by a partnership in which you are a member, and securities owned by any corporation in which you and your associates own 10% or more of the stock. A person is deemed to be the beneficial owner of securities beneficially owned by his spouse, his minor children, or any relative sharing his home.

         "Indirectly," when used to refer to beneficial ownership of securities, means ownership through another such as a controlled corporation, member of the family, estate, trust, partnership or other entity.



                                   Appendix A

                                                                       EXHIBIT B
================================================================================

                                    INDENTURE

                            Dated as of June __, 2001

                                     Between

                                  ChipPAC, INC.

                                       and

                               FIRSTAR BANK, N.A.

                                   as Trustee

                               ------------------

               8% Convertible Subordinated Notes Due June __, 2011

================================================================================

















                           Morgan, Lewis & Bockius LLP
                               New York, New York

                                TABLE OF CONTENTS

                                                                           PAGE


ARTICLE 1         DEFINITIONS AND INCORPORATION BY REFERENCE..................1

         SECTION 1.1         Definitions......................................1

         SECTION 1.2         Other Definitions................................7

         SECTION 1.3         Trust Indenture Act Provisions...................8

         SECTION 1.4         Rules of Construction............................9

ARTICLE 2         THE SECURITIES..............................................9

         SECTION 2.1         Form and Dating..................................9

         SECTION 2.2         Execution and Authentication....................10

         SECTION 2.3         Registrar, Paying Agent and Conversion Agent....11

         SECTION 2.4         Paying Agent to Hold Money in Trust.............11

         SECTION 2.5         Security Holder Lists...........................11

         SECTION 2.6         Transfer and Exchange...........................12

         SECTION 2.7         Replacement Securities..........................13

         SECTION 2.8         Outstanding Securities..........................13

         SECTION 2.9         Treasury Securities.............................14

         SECTION 2.10        Temporary Securities............................14

         SECTION 2.11        Cancellation....................................14

         SECTION 2.12        Additional Transfer and Exchange Requirements...14

         SECTION 2.13        CUSIP Numbers...................................19

         SECTION 2.14        Defaulted Interest..............................19

         SECTION 2.15        Add On Securities...............................20

ARTICLE 3         REDEMPTION AND PURCHASES...................................22

         SECTION 3.1         Provisional and Optional
                               Redemption; Notice to Trustee.................22

         SECTION 3.2         Selection of Securities to Be Redeemed..........22

         SECTION 3.3         Notice of Redemption............................23

         SECTION 3.4         Effect of Notice of Redemption..................24

         SECTION 3.5         Deposit of Redemption Price.....................24

         SECTION 3.6         Securities Redeemed in Part.....................24

         SECTION 3.7         Conversion Arrangement on Call for Redemption...24

         SECTION 3.8         Purchase of Securities at Option of the
                               Holder upon Change in Control.................25

         SECTION 3.9         Effect of Change in Control Purchase Notice.....27

         SECTION 3.10        Deposit of Change in Control Purchase Price.....28

         SECTION 3.11        Securities Purchased in Part....................28

         SECTION 3.12        Compliance with Securities Laws
                               upon Purchase of Securities...................28

         SECTION 3.13        Repayment to the Company........................29

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE 4         CONVERSION.................................................29

         SECTION 4.1         Conversion Privilege............................29

         SECTION 4.2         Conversion Procedure............................29

         SECTION 4.3         Fractional Shares...............................30

         SECTION 4.4         Taxes on Conversion.............................31

         SECTION 4.5         Company to Provide Stock........................31

         SECTION 4.6         Adjustment of Conversion Price..................31

         SECTION 4.7         No Adjustment...................................35

         SECTION 4.8         Adjustment for Tax Purposes.....................35

         SECTION 4.9         Notice of Adjustment............................35

         SECTION 4.10        Notice of Certain Transactions..................36

         SECTION 4.11        Effect of Reclassification, Consolidation,
                               Merger or Sale on Conversion Privilege........36

         SECTION 4.12        Trustee's Disclaimer............................37

         SECTION 4.13        Voluntary Reduction.............................37

ARTICLE 5         SUBORDINATION..............................................37

         SECTION 5.1         Agreement of Subordination......................37

         SECTION 5.2         Payments to Holders.............................38

         SECTION 5.3         Subrogation of Securities.......................40

         SECTION 5.4         Authorization to Effect Subordination...........40

         SECTION 5.5         Notice to Trustee...............................41

         SECTION 5.6         Trustee's Relation to Senior Indebtedness.......41

         SECTION 5.7         No Impairment of Subordination..................42

         SECTION 5.8         Certain Conversions Deemed Payment..............42

         SECTION 5.9         Article Applicable to Paying Agents.............42

         SECTION 5.10        Senior Indebtedness Entitled to Rely............42

ARTICLE 6         COVENANTS..................................................42

         SECTION 6.1         Payment of Securities...........................42

         SECTION 6.2         SEC Reports.....................................43

         SECTION 6.3         Compliance Certificates.........................43

         SECTION 6.4         Further Instruments and Acts....................43

         SECTION 6.5         Maintenance of Corporate Existence..............43

         SECTION 6.6         Rule 144A Information Requirements..............44

         SECTION 6.7         Stay, Extension and Usury Laws..................44

         SECTION 6.8         Payment of Additional Interest..................44

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE 7         CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.......44

         SECTION 7.1         Company May Consolidate, Etc.,
                               Only on Certain Terms.........................44

         SECTION 7.2         Successor Substituted...........................45

         SECTION 7.3         Withholding Taxes...............................45

ARTICLE 8         DEFAULT AND REMEDIES.......................................46

         SECTION 8.1        Events of Default................................46

         SECTION 8.2        Acceleration.....................................48

         SECTION 8.3        Other Remedies...................................48

         SECTION 8.4        Waiver of Defaults and Events of Default.........48

         SECTION 8.5        Control by Majority..............................48

         SECTION 8.6        Limitations on Suits.............................49

         SECTION 8.7        Rights of Holders to Receive Payment
                              and to Convert.................................49

         SECTION 8.8        Collection Suit by Trustee.......................49

         SECTION 8.9        Trustee May File Proofs of Claim.................49

         SECTION 8.10       Priorities.......................................50

         SECTION 8.11       Undertaking for Costs............................50

ARTICLE 9         TRUSTEE....................................................51

         SECTION 9.1         Duties of Trustee...............................51

         SECTION 9.2         Rights of Trustee...............................52

         SECTION 9.3         Individual Rights of Trustee....................53

         SECTION 9.4         Trustee's Disclaimer............................53

         SECTION 9.5         Notice of Default or Events of Default..........53

         SECTION 9.6         Reports by Trustee to Holders...................53

         SECTION 9.7         Compensation and Indemnity......................53

         SECTION 9.8         Replacement of Trustee..........................54

         SECTION 9.9         Successor Trustee by Merger, Etc................55

         SECTION 9.10        Eligibility; Disqualification...................55

         SECTION 9.11        Preferential Collection of Claims
                               Against Company...............................55

ARTICLE 10        SATISFACTION AND DISCHARGE OF INDENTURE....................55

         SECTION 10.1        Satisfaction and Discharge of Indenture.........55

         SECTION 10.2        Application of Trust Money......................56
         SECTION 10.3        Repayment to Company............................56

         SECTION 10.4        Reinstatement...................................56

ARTICLE 11        AMENDMENTS, SUPPLEMENTS AND WAIVERS........................57

         SECTION 11.1       Without Consent of Holders.......................57

                                TABLE OF CONTENTS
                                  (continued)

         SECTION 11.2       With Consent of Holders..........................57

         SECTION 11.3       Compliance with Trust Indenture Act..............58

         SECTION 11.4       Revocation and Effect of Consents................58

         SECTION 11.5       Notation on or Exchange of Securities............59

         SECTION 11.6       Trustee to Sign Amendments, Etc..................59

ARTICLE 12        MISCELLANEOUS..............................................59

         SECTION 12.1        Trust Indenture Act Controls....................59

         SECTION 12.2        Notices.........................................59

         SECTION 12.3        Communications by Holders with Other Holders....60

         SECTION 12.4        Certificate and Opinion as to
                               Conditions Precedent..........................60

         SECTION 12.5        Record Date for Vote or Consent
                               of Securityholders....................... ....61

         SECTION 12.6        Rules by Trustee, Paying Agent, Registrar
                               and Conversion Agent..........................61

         SECTION 12.7        Legal Holidays..................................61

         SECTION 12.8        Governing Law...................................61

         SECTION 12.9        No Adverse Interpretation of Other Agreements...62

         SECTION 12.10       No Recourse Against Others......................62

         SECTION 12.11       Successors......................................62

         SECTION 12.12       Multiple Counterparts...........................62

         SECTION 12.13       Separability....................................62

         SECTION 12.14       Table of Contents, Headings, Etc................62

         SECTION 12.15       Improper Payments...............................62

                             CROSS-REFERENCE TABLE*
                              ---------------------


                                                                     INDENTURE
TIA SECTION                                                           SECTION

Section 310(a)(1).....................................................9.10
                    (a)(2)............................................9.10
                    (a)(3)............................................N.A.**
                    (a)(4)............................................N.A.
                    (a)(5)............................................9.10
                    (b)...............................................9.8; 9.10
                    (c)...............................................N.A.
Section 311(a)........................................................9.11
                    (b)...............................................9.11
                    (c)...............................................N.A.
Section 312(a)........................................................2.5
                    (b)...............................................12.3
                    (c)...............................................12.3
Section 313(a)........................................................9.6
                    (b)(1)............................................N.A.
                    (b)(2)............................................9.6
                    (c)...............................................9.6; 12.2
                    (d)...............................................9.6
Section 314(a)........................................................6.2; 6.3,
                                                                      6.4; 12.2
                    (b)...............................................N.A.
                    (c)(1)............................................12.4(a)
                    (c)(2)............................................12.4(a)
                    (c)(3)............................................N.A.
                    (d)...............................................N.A.
                    (e)...............................................12.4(b)
                    (f)...............................................N.A.
Section 315(a)........................................................9.1(b)
                    (b)...............................................9.5; 12.2
                    (c)...............................................9.1(a)
                    (d)...............................................9.1(c)
                    (e)...............................................8.11
Section 316(a)(last sentence).........................................2.9
                    (a)(1)(A).........................................8.5
                    (a)(1)(B).........................................8.4
                    (a)(2)............................................N.A.
                    (b)...............................................8.7
                    (c)...............................................12.5
Section 317(a)(1).....................................................8.8
                    (a)(2)............................................8.9
                    (b)...............................................2.4

---------------------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**   N.A. means Not Applicable.

                  THIS INDENTURE dated as of June __, 2001 is between ChipPAC, Inc., a Delaware corporation (the "COMPANY"), and Firstar Bank, N.A., a national banking organization organized under the laws of the United States, as Trustee (the "TRUSTEE").

                  In consideration of the premises and the purchase of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of
(i) the Company's 8% Convertible Subordinated Notes Due June 15, 2011 (the "INITIAL SECURITIES") and (ii) if and when issued, any Add On Securities (as defined herein).

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.1     DEFINITIONS

                  "ADDITIONAL INTEREST" has the meaning specified in Section 5(a) of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

                  "ADD ON SECURITY BOARD RESOLUTIONS" means resolutions duly adopted by the Board of Directors and delivered to the Trustee in an Officers' Certificate providing for the issuance of Add On Securities.

                  "ADD ON SECURITY SUPPLEMENTAL INDENTURE" means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Section 2.15 providing for the issuance of Add On Securities.

                  "ADD ON SECURITIES" means any Securities originally issued after the Initial Issue Date pursuant to Section 2.15.

                  "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGENT" means any Registrar, Paying Agent or Conversion Agent.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

                  "BANK INDEBTEDNESS" means all obligations pursuant to the Credit Facility.

                  "BOARD OF DIRECTORS" means the board of directors of the Company or any authorized committee of the Board of Directors.

                  "BUSINESS DAY" means each day that is not a Legal Holiday.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

                  "CASH" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

                  "CERTIFICATED SECURITY" means a Security that is in substantially the form attached hereto as EXHIBIT A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMON STOCK" means the Class A common stock of the Company, par value $.01 per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; PROVIDED, HOWEVER, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means the successor.

                  "CORPORATE TRUST OFFICE" shall be the principal address of the Trustee specified in Section 12.2 or such other address as to which the Trustee may give notice to the Company.

                  "CREDIT FACILITY" means the Credit Agreement, dated as of August 5, 1999, as amended and restated as of June 30, 2000, by and among ChipPAC International Limited, the Company, certain of its subsidiaries, the lenders referred to therein and Credit Suisse First Boston, as Administrative Agent, together with the related documents thereto (including without limitation the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refund or refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

                  "DEFAULT" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

                  "DESIGNATED SENIOR INDEBTEDNESS" means (1) the Bank Indebtedness (including the Company's guarantee of such Bank Indebtedness); PROVIDED, HOWEVER, that bank indebtedness outstanding under any credit agreement that is refinanced in part, but not in whole, shall only constitute Designated Senior Indebtedness if it meets the requirements of succeeding clause (2), and
(2) any other senior indebtedness that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated in the instrument evidencing or governing such senior indebtedness as "designated senior indebtedness" for purposes of the indenture.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "FINAL MATURITY DATE" means June __, 2011.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to
Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "GLOBAL SECURITY" means a permanent Global Security that is in substantially the form attached hereto as EXHIBIT A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

                  "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Primary Registrar's books.

                  "INDEBTEDNESS" means:

                  (1) all of the Company's indebtedness, obligations and other liabilities, contingent or otherwise, for borrowed money, including:

                  overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments; or

                  credit or loan agreements, bonds, debentures, notes or other written obligations, whether or not the recourse of the lender is to all of the Company's assets or to only a portion thereof; other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

                  (2) all of the Company's reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances;

                  (3) all of the Company's obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the Company's balance sheet;

                  (4) all of the Company's obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

                  (5) all of the Company's obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

                  (6) all of the Company's obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements (or any personal property included as part of any such lease) which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a residual value of leased property to the lessor and all of the Company's obligations under such lease or related document to purchase or to cause a third party to purchase the leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with generally accepted accounting principles);

                  (7) all of the Company's obligations, contingent or otherwise with respect to an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

                  (8) all of the Company's direct or indirect guarantees or similar agreements to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations -or liabilities of another person of the kind described in clauses (1) through (7); and

                  (9) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications, supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (8).

                  The amount of Indebtedness at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with generally accepted accounting principles.

                  "INDENTURE" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

                  "INITIAL ISSUE DATE" means the date of original issuance of the Initial Securities.

                  "INITIAL PURCHASER" means Citicorp Mezzanine III, L.P., any investment fund that is an Affiliate of Citicorp Mezzanine III, L.P. or any Person directly or indirectly controlling Citicorp Mezzanine III, L.P.

                  "INITIAL SECURITIES" means the 8% Convertible Subordinated Note Due June __, 2011.

                  "ISSUE DATE" means the date of original issuance of any Securities.

                  "OFFICER" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or any Assistant Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers; PROVIDED, HOWEVER, that for purposes of Sections 4.11 and 6.3, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "PERMITTED HOLDERS" means the Principals and any Related Party thereto and any group of investors if deemed to be a "person" (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Shareholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that a Principal is party to such Shareholders Agreement;

                  the persons party to the Shareholders Agreement, as so amended, supplemented or modified from time to time, that were not parties and are not affiliates of persons who were parties to the Shareholders Agreement as of August 5, 1999, together with their respective affiliates (collectively, the "New Investors"), are not direct or indirect beneficial owners (determined without reference to the Shareholders Agreement) of more than 50% of the voting stock owned by all parties to the Shareholders' Agreement as so amended, supplemented or modified; and

                  the New Investors, individually or in the aggregate, do not, directly or indirectly, have the right, pursuant to the Shareholders Agreement (as so amended, supplemented or modified from time to time) or otherwise to designate more than 50% of the members of the Board of Directors of the Company or any direct or indirect parent entity of the Company.

                  "PERSON" or "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PRINCIPAL" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

                  "PRINCIPAL" means Bain Capital, Inc., SXI Group LLC, Citicorp Venture Capital Ltd. and any officer, employee or director of Citicorp Venture Capital Ltd. or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors.

                  "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the Provisional Redemption Date, in the event of a Provisional Redemption pursuant to Section 3.1(a) or the Optional Redemption Date, in the event of an Optional Redemption pursuant to Section 3.1(b), as the case may be.

                  "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the Provisional Redemption Price, in the event of a Provisional Redemption pursuant to Section 3.1(a) or the Optional Redemption Price, in the event of an Optional Redemption pursuant to Section 3.1(b), as the case may be.

                  "REGISTRATION RIGHTS AGREEMENT" means, with respect to the Initial Securities, the Registration Rights Agreement, dated as of June __, 2001, between the Company and Citicorp Mezzanine III, L.P., as the purchaser and means with respect to any Add On Securities, any registration rights agreement entered into by the Company for the benefit of the holders of such Add On Securities.

                  "RELATED PARTY" with respect to any Principal means:

                  any controlling stockholder or 80% (or more) owned subsidiary of such Principal;

                  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other persons referred to in the immediately preceding bullet; or

                  any affiliate of any Principal.

                  "REPRESENTATIVE" means (a) the indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

                  "RESTRICTED CERTIFICATED SECURITY" means a Certificated Security which is a Transfer Restricted Security.

                  "RESTRICTED GLOBAL SECURITY" means a Global Security that is a Transfer Restricted Security.

                  "RULE 144" means Rule 144 under the Securities Act or any successor to such Rule.

                  "RULE 144A" means Rule 144A under the Securities Act or any successor to such Rule.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES" means the Initial Securities, any Add On Securities, and any securities issued in exchange or replacement therefore, in accordance with this Indenture.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

                  "SENIOR INDEBTEDNESS" means the principal of, premium, if any, interest including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the notes or expressly provides that such Indebtedness is on the same basis or junior to the notes.

                  Senior Indebtedness does not include, among other things, any Indebtedness to any Subsidiary of the Company or any obligation for U.S. federal, state, local or other taxes.

                  "SHAREHOLDERS AGREEMENT" means the Amended and Restated Shareholders Agreement, dated August 5, 1999, by and among Hyundai Electronics, Hyundai Electronics America, SXI Group LLC, certain Bain Related Parties and the Company.

                  "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

                  "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

                  "TRADING DAY" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded.

                  "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

                  "TRUST OFFICER" means, with respect to the Trustee, any officer in its corporate trust department (or similar group) having direct responsibility for the administration of the trust hereunder, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "UNRESTRICTED CERTIFICATED SECURITY" means a Certificated Security that is not a Transfer Restricted Security.

                  "UNRESTRICTED GLOBAL SECURITY" means a Global Security that is not a Transfer Restricted Security.

                  "VOTING STOCK" of a Person means any class or classes of Capital Stock of such Person pursuant to which the holders of Capital Stock under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person or other persons performing similar functions irrespective of whether or not, at the time Capital Stock of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency.

     SECTION 1.2     OTHER DEFINITIONS

Term                                                                Defined
                                                                    in Section

"Additional Amounts"............................................... 7.3
"Agent Members".................................................... 2.1
"Bankruptcy Law"................................................... 8.1
"Change in Control"................................................ 3.8(a)
"Change in Control Purchase Date".................................. 3.8(a)

"Change in Control Purchase Notice"................................ 3.8(c)
"Change in Control Purchase Price"................................. 3.8(a)
"Closing Price".................................................... 4.6(g)
"Company Order".................................................... 2.2
"Conversion Agent"................................................. 2.3
"Conversion Date".................................................. 4.2
"Conversion Price"................................................. 4.6
"Current Market Price Per Share"................................... 4.6(g)
"Custodian"........................................................ 8.1
"DTC".............................................................. 2.1(a)
"Defaulted Interest" .............................................. 1.3
"Depositary"....................................................... 2.1(a)
"Determination Date"............................................... 4.6(e)
"Distribution Date"................................................ 4.6(c)
"Event of Default"................................................. 8.1
"Excluded Holder".................................................. 7.3
"Expiration Date".................................................. 4.6(f)
"Expiration Time".................................................. 4.6(f)
"Legal Holiday".................................................... 12.7
"NNM".............................................................. 4.6(g)
"Notice Date"...................................................... 3.1(a)
"NYSE"............................................................. 4.6(g)
"Optional Redemption".............................................. 3.1(b)
"Optional Redemption Date"......................................... 3.1(b)
"Optional Redemption Price"........................................ 3.1(b)
"Paying Agent"..................................................... 2.3
"Payment Blockage Notice".......................................... 5.2
"Primary Registrar"................................................ 2.3
"Provisional Redemption"........................................... 3.1(a)
"Provisional Redemption Date"...................................... 3.1(a)
"Provisional Redemption Price"..................................... 3.1(a)
"Purchased Shares"................................................. 4.6(f)
"QIB".............................................................. 2.1(a)
"Registrar"........................................................ 2.3
"Taxes"............................................................ 7.3
"Transfer Certificate"............................................. 2.12(f)
"Transfer Restricted Security"..................................... 2.12(f)
"Triggering Distribution".......................................... 4.6(e)
"Unissued Shares".................................................. 3.8(a)

     SECTION 1.3     TRUST INDENTURE ACT PROVISIONS

                  Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Securities;

                  "INDENTURE SECURITY HOLDER" means a Securityholder;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                  All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.4     RULES OF CONSTRUCTION

                  Unless the context otherwise requires:

                    (i) a term has the meaning assigned to it;

                    (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                    (iii) words in the singular include the plural, and words in the plural include the singular;

                    (iv) provisions apply to successive events and transactions;

                    (v) the term "merger" includes a statutory share exchange and the term "merged" has a correlating meaning;

                    (vi) the masculine gender includes the feminine and the neuter;

                    (vii) references to agreements and other instruments include subsequent amendments thereto; and

                    (viii) "HEREIN," "HEREOF" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                 THE SECURITIES

     SECTION 2.1     FORM AND DATING

                  The Initial Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in EXHIBIT A, which Exhibit is incorporated in and made part of this Indenture. The Add On Securities shall be substantially in the same form as the Initial Securities with such variations as may be specified in accordance with Section
2.15. Notwithstanding any differences among them, all Securities issued under this Indenture shall vote and consent together as a single class, except on matters relating to changes to the interest rate or the Conversion Price of a particular series of the Securities. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

                  (a) RESTRICTED GLOBAL SECURITIES AND RESTRICTED CERTIFICATED SECURITIES. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A

(collectively, "QIBS" or individually, each a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form, at the option of the Initial Purchaser, of one or more (i) Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "DEPOSITARY"), and registered in the name of its nominee, Cede & Co., or (ii) Restricted Certificated Securities, and in each case shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

                  (b) GLOBAL SECURITIES IN GENERAL. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

                  Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (c) CERTIFICATED SECURITIES. In addition to the initial issuance of Restricted Certificated Securities, if any, Certificated Securities shall be issued pursuant to Section 2.12(a)(1) hereof.

     SECTION 2.2     EXECUTION AND AUTHENTICATION

                  An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery Initial Securities for original issue in the aggregate principal amount of up to $50,000,000 upon receipt of a written order or orders of the Company signed by two Officers of the Company (a "COMPANY ORDER"). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted

Global Security and the date on which each original issue of Securities is to be authenticated. Subject to Section 2.15, the Company may issue Add On Securities.

                  The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.3    REGISTRAR, PAYING AGENT AND CONVERSION AGENT

                  The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "REGISTRAR"), one or more offices or agencies where Securities may be presented for payment (each, a "PAYING AGENT"), one or more offices or agencies where Securities may be presented for conversion (each, a "CONVERSION AGENT") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, the City of New York. One of the Registrars (the "PRIMARY REGISTRAR") shall keep a register of the Securities and of their transfer and exchange.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

                  The Company hereby initially designates the Trustee as Paying Agent, Registrar, Primary Registrar, Custodian and Conversion Agent.

     SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST

                  Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest, if any, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest, if any, so becoming due. Subject to Section 5.7, a Paying Agent shall hold in trust for the benefit of Security holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, if any, on the Securities, and if the Paying Agent is different than the Trustee, shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     SECTION 2.5    SECURITY HOLDER LISTS

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Security holders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.6    TRANSFER AND EXCHANGE

                  (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in EXHIBIT A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.7, 2.10, 2.12(a)(1), 3.6, 3.11, 4.2 (last paragraph) or 11.5.

                  Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed or any interest payment date, (b) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion not to be redeemed) or (c) any Securities or portions thereof in respect of which a Change in Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion not to be purchased).

                  All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits, and under identical terms under this Indenture, as the Securities surrendered upon such transfer or exchange.

                  (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

                  (c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall have no responsibility for the actions or omissions of the Depositary, or for the accuracy of the books or records of the Depositary.

     SECTION 2.7    REPLACEMENT SECURITIES

                  If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such Security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

                  Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

                  Every new Security issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 2.8    OUTSTANDING SECURITIES

                  Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date, a Change in Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after that date such Securities (or portions thereof, as the case may be) cease to be outstanding and interest on them ceases to accrue.

                  Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     SECTION 2.9    TREASURY SECURITIES

                  In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent given while this Indenture is qualified under the TIA, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

     SECTION 2.10    TEMPORARY SECURITIES

                  Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

     SECTION 2.11   CANCELLATION

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. Without limitation to the foregoing, any Securities acquired by any investment bankers or other purchasers pursuant to Section 3.7 shall be surrendered for conversion and thereafter cancelled, and may not be reoffered, sold or otherwise transferred.

     SECTION 2.12    ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS

                  (a) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

                      (1) Certificated Securities shall be issued in exchange for interests in the Global Securities if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to delivery promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

                      (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(1), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (b) TRANSFER AND EXCHANGE OF CERTIFICATED SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(1) of this Indenture, on or after such event when Certificated Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                  (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested;

PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                      (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6(a); and

                      (2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                          (i) if such Restricted Certificated Security is being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                          (ii) if such Restricted Certificated Security is being
                  transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                          (iii) if such Restricted Certificated Security is
                  being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
                  (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

                  (c) TRANSFER OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                      (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

                      (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

                  (d) TRANSFER OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee, on behalf of any person having a beneficial interest in an Unrestricted Global Security and, in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically) a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A. The Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the

Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

                  (e) TRANSFERS OF CERTIFICATED SECURITIES FOR BENEFICIAL INTEREST IN GLOBAL SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(1) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

                  (x)  to register the transfer of such Certificated
         Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

                  (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security;

PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                      (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6(a);

                      (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                          (i) if such Restricted Certificated Security is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                          (ii) if such Restricted Certificated Security is being
                  transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

                      (3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A;

                      (4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

                      (5) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A.

                  (f) LEGENDS-

                      (1) Except as permitted by the following paragraphs (2) and (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to EXHIBIT A hereto (each a "TRANSFER RESTRICTED SECURITY" for so long as it is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a "TRANSFER CERTIFICATE") in substantially the form called for by footnote 5 to EXHIBIT A hereto.

                      (2) Upon any sale or transfer of a Transfer Restricted Security (w) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                          (i) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; PROVIDED, HOWEVER, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

                          (ii) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest;

          PROVIDED, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(2); and PROVIDED, FURTHER, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

                      (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                      (4) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                  (g) TRANSFERS TO THE COMPANY. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with the last sentence of Section 2.11.

     SECTION 2.13    CUSIP NUMBERS

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

     SECTION 2.14    DEFAULTED INTEREST

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any interest payment date ("DEFAULTED INTEREST"), shall forthwith cease to be payable to the Holder on the relevant regular record date, and such Defaulted Interest may be paid by the Company as follows. The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this section provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment, and notify the Trustee thereof. The Trustee shall, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be given to each Holder of Securities pursuant to Section 12.2, not less than 10 days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such special record date.

                  Alternatively, the Company may elect to make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon any such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this section, such manner of payment shall be deemed practicable by the Trustee.

     SECTION 2.15     ADD ON SECURITIES

                  (a) The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, create and issue Add On Securities, without the consent of the Holders; provided, however, that so long as the Initial Purchaser remains a Holder, no Add On Securities shall be issued which would result in the aggregate principal amount of all Add On Securities issued pursuant to this Section 2.15 exceeding $49,000,000 unless consented to in writing by the Initial Purchaser.

         The Add On Securities shall have terms and conditions identical to those of the outstanding Securities, except that Add On Securities:

                          (i) may have a different Issue Date than other the
                  outstanding Securities;

                          (ii) may have a different interest rate than is
                  payable on the other outstanding Securities;

                          (iii) may have a different Conversion Price than other
                  outstanding Securities; and

                          (iv) may have terms specified in the Add On Security
                  Board Resolutions or Add On Security Supplemental Indenture for such Add On Securities making appropriate adjustments to this ARTICLE II and EXHIBIT A (and related definitions) applicable to such Add On Securities in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) which are not adverse in any material respect to the Holder of any outstanding Securities (other than such Add On Securities) and which shall not affect the rights or duties of the Trustee.

                  (b) In authenticating any Add On Securities, and accepting the additional responsibilities under this Indenture in relation to such Add On Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

                          (i) a Company Order;

                          (ii) the Add On Security Board Resolutions or Add On
                  Security Supplemental Indenture relating thereto;

                          (iii) an Officers' Certificate complying with Section
                  12.4; and

                          (iv) an Opinion of Counsel complying with Section 12.4
                  stating,

                              (A) that the forms of such Securities have been
                      established by or pursuant to Add On Security Board Resolutions or by an Add On Security Supplemental Indenture, as permitted by this Section 2.15 and in conformity with the provisions of this Indenture;

                              (B) the terms of such Securities have been
                      established by or pursuant to Add On Security Board Resolutions or by an Add On Security Supplemental Indenture, as permitted by this Section 2.15 and in conformity with the provisions of this Indenture;

                              (C) that such Securities, when authenticated and
                      delivered by the Trustee and issued by the Company in the manner and subject to any customary conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company entitled to the benefits provided in the Indenture, enforceable in accordance with their respective terms, except to the extent that the enforcement of such obligations may be subject to bankruptcy laws or insolvency laws or other similar laws, general principles of equity and such other qualifications as such counsel shall conclude are customary or do not materially affect the rights of the Holders of such Securities;

                              (D) that all laws and requirements in respect of
                      the execution and delivery of the Securities have been complied with; and

                              (E) such other matters as the Trustee may
                      reasonably request.

                  (c) If such forms or terms have been so established by or pursuant to Add On Security Board Resolutions or an Add On Security Supplemental Indenture, the Trustee shall have the right to decline to authenticate and deliver any Securities:

                          (i) if the Trustee, being advised by counsel,
                  determines that such action may not lawfully be taken;

                          (ii) if the Trustee by its committee of Trust Officers
                  in good faith determines that such action would expose the Trustee to personal liability to Holders of any outstanding Securities; or

                          (iii) if the issue of such Add On Securities pursuant
                  to this Indenture will affect the Trustee's own rights, duties and immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

                  (d) Add On Securities shall be a separate series of Securities under this Indenture, unless

                          (i) no "original issue discount" within the meaning of
                  Section 1257 of the Code results from the issuance of such Add On Securities; and

                          (ii) the terms of such Add On Securities are identical
                  to the terms of the Initial Securities; except for the Issue Date and the amount of interest payable at the first interest payment date.

                  Notwithstanding anything in this Section 2.15, the Company may not issue Add On Securities if an Event of Default shall have occurred and be continuing.

                                   ARTICLE 3

                            REDEMPTION AND PURCHASES

     SECTION 3.1    PROVISIONAL AND OPTIONAL REDEMPTION; NOTICE TO TRUSTEE

                  (a) The Company may redeem any portion of the Securities at any time prior to June 15, 2004 (a "PROVISIONAL REDEMPTION"), upon giving notice as set forth in Section 3.3, at a redemption price equal to $1,000 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest, if any (such amount, the "PROVISIONAL REDEMPTION PRICE"), to but excluding the date of redemption (the "PROVISIONAL REDEMPTION DATE") if (1) the Closing Price of the Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days within a period of any 30 consecutive Trading Days ending on the Trading Day immediately preceding the date of mailing of the notice of Provisional Redemption (the "NOTICE DATE"), and (2) a shelf registration statement covering resales of the Securities and the Common Stock issuable upon conversion thereof is effective and available for use and is expected to remain effective and available for use for the 30 days following the Provisional Redemption Date unless registration is no longer required.

                  (b) Except as set forth in clause (a) of this Section 3.1, the Company shall not have the option to redeem the Securities pursuant to this
Section 3.1 prior to June 15, 2004. Thereafter, the Company shall have the option to redeem any portion of the Securities (an "OPTIONAL REDEMPTION") upon giving notice as set forth in Section 3.3 at the Redemption Prices (the "OPTIONAL REDEMPTION PRICE") specified in paragraph 5 of the form of Security attached hereto as EXHIBIT A, together with accrued interest up to but not including the date of redemption (the "OPTIONAL REDEMPTION DATE"); PROVIDED that if the Optional Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest payment will be payable to the Holders in whose name the Securities are registered at the close of business on the relevant record date for payment of such interest.

                  If the Company elects to redeem Securities pursuant to clause
(a) or clause (b) of this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee, at the earlier of the time the Company notifies the Holders of such redemption or 45 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

               The Trustee shall have no duty or obligation to determine whether the Securities are eligible for Provisional Redemption, and may conclusively rely on any such determination by the Company.

               Any redemption pursuant to clause (a) or clause (b) of this
          Section 3.1 shall be made pursuant to the applicable provisions of Sections 3.2 through 3.7 and Section 3.12 hereof.

     SECTION 3.2    SELECTION OF SECURITIES TO BE REDEEMED

                  If fewer than all of the Securities are to be redeemed, the Trustee shall, not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, or in its discretion, on a PRO RATA basis. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

     SECTION 3.3     NOTICE OF REDEMPTION

                  At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder's address as it appears on the Primary Registrar's books.

                  The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) the then current Conversion Price;

                  (4) the name and address of each Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

                  (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements in paragraph 8 of the Securities;

                  (7) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price, plus accrued interest, if any upon presentation and surrender to a Paying Agent of the Securities; and

                  (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

                  If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company's written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (1) through (8) of the preceding paragraph, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, together with accrued interest, if any, except for Securities that are converted in accordance with the provisions of Article 4. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price, plus accrued interest up to but not including the Redemption Date; PROVIDED if the Redemption Date is an interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record dates for payment of such interest.

     SECTION 3.5    DEPOSIT OF REDEMPTION PRICE

                  The Company, prior to 11:00 a.m. New York City time, on the Redemption Date, shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

     SECTION 3.6    SECURITIES REDEEMED IN PART

                  Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     SECTION 3.7    CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

                  In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price, together with interest accrued to, but not including, the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; PROVIDED, HOWEVER, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price, plus accrued interest to but excluding the relevant Redemption Date, on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 11:00 a.m. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

     SECTION 3.8    PURCHASE OF SECURITIES AT OPTION OF THE HOLDER
                      UPON CHANGE IN CONTROL

                  (a) If at any time that Securities remain outstanding there shall occur a Change in Control, Securities shall be purchased by the Company at the option of the Holders thereof as of the date (the "CHANGE IN CONTROL PURCHASE DATE") that is not less than 20 nor more than 30 Business Days after the date on which the Company provides Holders notice of the occurrence of a Change in Control (or if the Company has not therefore provided such, the 40th Business Day following the occurrence of a Change in Control) at a purchase price equal to the principal amount of the Securities, plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date (the "CHANGE IN CONTROL PURCHASE PRICE"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.

                  A "Change in Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

                  (1) any "person" or "group" (as such terms are defined below), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or such person or group has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

                  (2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company to another Person, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

                  (3) there shall occur the liquidation or dissolution of the Company.

For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner." The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

                  Notwithstanding anything to the contrary set forth in this
Section 3.8, a Change in Control will not be deemed to have occurred if either:

                  (1) the Closing Price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such Trading Day; or

                  (2) in the case of a merger or consolidation, at least 90% of the consideration (excluding cash payments for fractional shares in the merger or consolidation constituting the Change in Control) consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change In Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

                  (b) within 10 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                      (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

                      (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

                      (3) the Change in Control Purchase Date;

                      (4) the Change in Control Purchase Price;

                      (5) briefly, the conversion rights of the Securities;

                      (6) the name and address of each Paying Agent and Conversion Agent;

                      (7) the Conversion Price and any adjustments thereto;

                      (8) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                      (9) the procedures that the Holder must follow to exercise rights under this Section 3.8;

                      (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

                      (11) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

                  If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                  (c) A Holder may exercise its rights specified in subsection
(a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in EXHIBIT A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "CHANGE IN CONTROL PURCHASE NOTICE") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

                  The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through
3.13 also apply to the purchase of such portion of such Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

                  A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

     SECTION 3.9     EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE

                  Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 3.8(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.8(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

                  A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

     SECTION 3.10    DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE

                  On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section
3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

                  If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

     SECTION 3.11    SECURITIES PURCHASED IN PART

                  Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

     SECTION 3.12    COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES

                  In connection with any offer to purchase or purchase of Securities under Section 3.8, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.11 to be exercised in the time and in the manner specified therein.

     SECTION 3.13    REPAYMENT TO THE COMPANY

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Change in Control Purchase Price together with interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash (including any interest thereon) to the Company.

                                   ARTICLE 4

                                   CONVERSION

     SECTION 4.1    CONVERSION PRIVILEGE

                  Subject to the further provisions of this Section 4.1, a Holder of a Security may, at the Holder's option, convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the Final Maturity Date, at the Conversion Price then in effect; PROVIDED, HOWEVER, that, if such Security is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall Default in making the redemption payment or Change in Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Security is redeemed or purchased, as the case may be). The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this
Article 4.

                  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                  A Security in respect of which a Holder has delivered a Change in Control Purchase Notice pursuant to Section 3.8(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Change in Control Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date in accordance with Section 3.9.

                  A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

     SECTION 4.2     CONVERSION PROCEDURE

                  To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "CONVERSION DATE." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common

Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

                  The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; PROVIDED, HOWEVER, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; PROVIDED, FURTHER, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

                  Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are either (i) called for redemption or
(ii) subject to purchase following a Change in Control, in either case, on the date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

                  Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

                  Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     SECTION 4.3    FRACTIONAL SHARES

                  The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the Closing Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

     SECTION 4.4  TAXES ON CONVERSION

                  If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

     SECTION 4.5    COMPANY TO PROVIDE STOCK

                  The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

                  All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; PROVIDED, HOWEVER, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange at such time.

     SECTION 4.6    ADJUSTMENT OF CONVERSION PRICE

                  The conversion price as stated in paragraph 8 of the Securities (the "CONVERSION PRICE") shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                  (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price Per Share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants (provided, however, if such rights or warrants are only exercisable upon the occurrence of certain events, then the Conversion Price shall not be adjusted unless and until such triggering events occur), the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price Per Share of Common Stock on such record date, and of which (y) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                  (c) In case the Company shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6), then in each such case, for so long as such rights or warrants shall not have expired or been redeemed by the Company, the Holder of any Security surrendered for conversion shall be entitled to receive, in addition to the shares of Common Stock issuable upon conversion, the following:

                          (i) If conversion occurs on or prior to the date for
                  distribution of certificates evidencing such rights or warrants (the "DISTRIBUTION DATE"), the Holder shall be entitled to the same number of rights or warrants that a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion is entitled; and

                          (ii) if conversion occurs after the Distribution Date,
                  the Holder shall be entitled to the same number of rights or warrants that a holder of a number of shares of Common Stock equal to the number of shares of Common Stock which the Holder would have owned had such Security been converted immediately prior to the Distribution Date, in accordance with the terms and provisions applicable to such rights or warrants.

                  (d) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding
(1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities which rights or warrants have expired or have been redeemed prior to conversion of any Securities (excluding those rights and warrants referred to in subsections (b) or (c) of this Section 4.6), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price Per Share of the Common Stock on the record date mentioned below less the fair market value on such record date (as reasonably determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price Per Share of the Common Stock on such record date; provided, however, that in the case of rights or warrants which have expired or have been redeemed, such determination shall be made as of the time of expiration or redemption, rather than the record date, and shall be based upon the value immediately prior to such expiration or upon the redemption price, as the case may be. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  (e) In case the Company shall, by dividend or otherwise, at any time distribute (a "TRIGGERING DISTRIBUTION") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as reasonably determined in good faith by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all other all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 12.5% of the product of the Current Market Price Per Share of Common Stock on the Business Day (the "DETERMINATION DATE") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Current Market Price Per Share of the Common Stock on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (as reasonably determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such Current Market Price Per Share of the Common Stock on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

                  (f) (1) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as reasonably determined in good faith by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as reasonably determined in good faith by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 12.5% of the product of the Current Market Price Per Share of Common Stock as of the last date (the "EXPIRATION DATE") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "EXPIRATION TIME") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price Per Share of the Common Stock on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price Per Share of Common Stock on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(f).

                      (2) For purposes of Section 4.6(e) and 4.6(f), the term "tender offer" shall mean and include both tender offers and exchange offers (within the meaning of U.S. Federal securities laws), all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                  (g) For the purpose of any computation under subsections (b),
(d), (e) and (f) of this Section 4.6, the current market price per share of Common Stock (the "CURRENT MARKET PRICE PER SHARE") on any date shall be deemed to be the average of the daily Closing Prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (f) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b), (d) or (e) of this Section 4.6. The Closing Price for each day (the "CLOSING PRICE") shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange (the "NYSE") or the Nasdaq National Market (the "NNM"), as applicable, or, if the Common Stock is not listed or admitted to trading on the NYSE or the NNM, the principal national securities exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price Per Share shall be the fair value of a share of Common Stock as reasonably determined in good faith by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

                  (h) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agent to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

     SECTION 4.7    NO ADJUSTMENT

                  No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

                  To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     SECTION 4.8    ADJUSTMENT FOR TAX PURPOSES

                  The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

     SECTION 4.9    NOTICE OF ADJUSTMENT

                  Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

     SECTION 4.10    NOTICE OF CERTAIN TRANSACTIONS

                  In the event that:

                  (1) the Company takes any action which would require an adjustment in the Conversion Price;

                  (2) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

                  (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

     SECTION 4.11    EFFECT OF RECLASSIFICATION, CONSOLIDATION,
                       MERGER OR SALE ON CONVERSION PRIVILEGE

                  If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

                  In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the

Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

     SECTION 4.12    TRUSTEE'S DISCLAIMER

                  The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

     SECTION 4.13    VOLUNTARY REDUCTION

                  The Company from time to time may voluntarily reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Board of Directors approves such reduction and the Company provides 15 days prior notice of any voluntary reduction in the Conversion Price; PROVIDED, HOWEVER, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

                                   ARTICLE 5

                                  SUBORDINATION

     SECTION 5.1    AGREEMENT OF SUBORDINATION

                  The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this
Article 5; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

                  The payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on all Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption or the Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

                  No provision of this Article 5 shall prevent the occurrence of any Default or Event of Default hereunder.

     SECTION 5.2    PAYMENTS TO HOLDERS

                  No payment shall be made with respect to the principal of, or premium, if any, or interest (including Additional Interest, if any) on the Securities (including, but not limited to, the Redemption Price with respect to the Securities to be called for redemption or the Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with
Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 5.5, if:

                  (i) a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

                  (ii) a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Representative or holder of Designated Senior Indebtedness.

                  Subject to the provisions of Section 5.5, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

                  The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

                  (a) the date upon which the default is cured or waived or ceases to exist, or

                  (b) in the case of a default referred to in clause (ii) above, 179 days pass after a Payment Blockage Notice is received, unless this Article 5 otherwise prohibits the payment or distribution at the time of such payment or distribution.

                  Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities (except payments made pursuant to
Article 10 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 5, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

                  For purposes of this Article 5, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 5 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; PROVIDED that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and
(ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such Holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 7 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 7.

                  In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption or the Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 5.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture.

                  In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  Nothing in this Section 5.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7. This Section 5.2 shall be subject to the further provisions of Section 5.5.

     SECTION 5.3    SUBROGATION OF SECURITIES

                  Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 5 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest (including Additional Interest, if any) on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 5, and no payment over pursuant to the provisions of this Article 5, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 5, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 5 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Section 9.1, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 5.

     SECTION 5.4     AUTHORIZATION TO EFFECT SUBORDINATION

                  Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 5 and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 5.3 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

     SECTION 5.5    NOTICE TO TRUSTEE

                  The Company shall give prompt written notice in the form of an Officers' Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 5. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 5, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1, shall be entitled in all respects to assume that no such facts exist; PROVIDED that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this
Section 5.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 5 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 10, and any such payment shall not be subject to the provisions of Article 5.

                  The Trustee, subject to the provisions of Section 9.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness to establish that such notice has been given by a Representative or a holder of Senior Indebtedness. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 5, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 5.6    TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 9.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 5 or otherwise.

     SECTION 5.7    NO IMPAIRMENT OF SUBORDINATION

                  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     SECTION 5.8    CERTAIN CONVERSIONS DEEMED PAYMENT

                  For the purposes of this Article 5 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with
Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.3), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 5.8, the term "junior securities" means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.

     SECTION 5.9     ARTICLE APPLICABLE TO PAYING AGENTS

                  If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that the first paragraph of Section 5.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     SECTION 5.10    SENIOR INDEBTEDNESS ENTITLED TO RELY

                  The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 5, and no amendment or modification of the provisions contained herein shall diminish the rights of any such holder except in accordance with the last paragraph of Section 11.2.

                                   ARTICLE 6

                                   COVENANTS

     SECTION 6.1     PAYMENT OF SECURITIES

                  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest or Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum. The conversion of any Securities pursuant to Article 4 hereof, together with the making of any cash payments required to be made in accordance with the terms of the Securities and this Indenture, shall satisfy the Company's obligations under this Section 6.1 with respect to such Securities.

                  Payment of the principal of (and premium, if any) and any interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; PROVIDED FURTHER that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder.

     SECTION 6.2    SEC REPORTS

                  The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 6.3    COMPLIANCE CERTIFICATES

                  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2001), an Officers' Certificate as to the signers' knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signers know of any Default or Event of Default. If such signers know of such a Default or Event of Default, the Officers' Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

     SECTION 6.4    FURTHER INSTRUMENTS AND ACTS

                  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     SECTION 6.5    MAINTENANCE OF CORPORATE EXISTENCE

                  Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     SECTION 6.6    RULE 144A INFORMATION REQUIREMENTS

                  Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Securities or such Common Stock and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the written request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 6.7    STAY, EXTENSION AND USURY LAWS

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.8    PAYMENT OF ADDITIONAL INTEREST

                  If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                   ARTICLE 7

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 7.1    COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS

                  The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                      (1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation or limited liability company organized and validly existing under (i) the laws of the United States of America, any State thereof or the District of Columbia or
(ii) under the laws of a jurisdiction outside the United States and has common stock or American Depository Shares representing the common stock traded on a national securities exchange in the United States or through Nasdaq National Market (provided, however, that the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts and at the same times as would have been the case if such transaction had not occurred) and (iii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;

                      (2) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing; and

                      (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     SECTION 7.2    SUCCESSOR SUBSTITUTED

                  Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

     SECTION 7.3    WITHHOLDING TAXES

                  All payments made under or with respect to the Securities must be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any jurisdiction from or through which payment is made or in which the payor is organized, resident or engaged in business for tax purposes or any province or territory thereof or by any taxing authority therein (hereinafter "TAXES"), unless the Company is required to withhold or deduct such Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company will pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by each Holder after such withholding or deduction (including any withholding or deduction with respect to Additional Amounts) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments made to a Holder (an "EXCLUDED HOLDER") to the extent such Holder is subject to such Taxes by reason of its being connected with a foreign jurisdiction thereof otherwise than by the mere holding of the Securities or the receipt of payments thereunder or the enforcement of its rights and obligations under the Securities. The Company will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company will furnish to the Holder, within 30 days after the payment of any Taxes, certified copies of tax receipts evidencing such payment by the Company. The Company will upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Taxes (including penalties, interest and expenses arising therefrom or with respect thereto) imposed or levied and paid by such Holder as a result of payments made under or with respect to the Securities and (ii) any Taxes so levied or imposed and paid by such Holder with respect to any reimbursement under the foregoing clause (i), but excluding any such Taxes on such Holder's net income, so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than such Taxes on such Holder's net income) on such reimbursement had not been imposed.

                  At least 30 days prior to each date on which payment under or with respect to the Securities is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case promptly thereafter), if the Company is obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and setting forth such other information as necessary to enable the Trustee to pay such Additional Amounts to Holders of the Securities on the payment date.

                  The Company will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction other than (i) any jurisdiction in which the Company is organized, resident or engaged in business for tax purposes, (ii) any jurisdiction in which any successor to the Company is organized, resident or engaged in business for tax purposes or (iii) any jurisdiction in which a Paying Agent is located. In addition, the Company will agree to indemnify the Holders (on an after-tax basis) for any such Taxes paid by such Holders.

                  The obligations described under this heading shall survive any termination, defeasance or discharge of the Indenture.

                                   ARTICLE 8

                              DEFAULT AND REMEDIES

     SECTION 8.1    EVENTS OF DEFAULT

                  An "Event of Default" shall occur if:

                  (1) the Company defaults in the payment of any interest or Additional Interest, if any, payable to all holders of Securities (as defined in the Registration Rights Agreement) on any Security when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of
     Article 5 hereof;

                  (2) the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon redemption, on a Change in Control Purchase Date or otherwise), whether or not such payment shall be prohibited by the provisions of Article 5 hereof;

                  (3) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for the period and after the notice specified below;

                  (4) the Company fails to give notice to the Trustee and each Holder of a Change in Control in accordance with Section 3.8(b);

                  (5) the Company pursuant to or within the meaning of any Bankruptcy Law:

                          (i) commences a voluntary case or proceeding;

                          (ii) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding;

                          (iii) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property; or

                          (iv) makes a general assignment for the benefit of its
                  creditors; or

                  (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (i) is for relief against the Company in an
                  involuntary case or proceeding;

                          (ii) appoints a Custodian of the Company or for all or
                  substantially all of the property of the Company; or

                          (iii) orders the liquidation of the Company;

                  and in each case the order or decree remains unstayed and in effect for 60 days.

                  The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default, and the Company does not cure the Default within 60 days after receipt of such notice. The notice given pursuant to this
Section 8.1 must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When any Default under this Section 8.1 is cured, it ceases.

                  The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

     SECTION 8.2    ACCELERATION

                  If an Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (5) or (6) of Section 8.1 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 8.3    OTHER REMEDIES

                  If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 8.4    WAIVER OF DEFAULTS AND EVENTS OF DEFAULT

                  Subject to Sections 8.7 and 11.2, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except a Default or Event of Default (i) in the payment of the principal of or interest, if any, including the Redemption Price upon redemption pursuant to Section 3.1, on any Security, (ii) in respect of a failure by the Company to convert any Securities into Common Stock, or (iii) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under
Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases.

     SECTION 8.5    CONTROL BY MAJORITY

                  The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 8.6    LIMITATIONS ON SUITS

                  No Holder has any right to institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to institute such proceeding as trustee;

                  (3) such Holder or Holders offer reasonable indemnity to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities then outstanding.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

     SECTION 8.7    RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest, if any, including the Redemption Price upon redemption pursuant to
Section 3.1, on the Security, on or after the respective due dates therefor, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 8.8    COLLECTION SUIT BY TRUSTEE

                  If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 8.9    TRUSTEE MAY FILE PROOFS OF CLAIM

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same and to take any other action with respect to such claims, including participation as a member of any official committee of creditors appointed in the matters as it deems necessary or advisable, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 8.10    PRIORITIES

                  If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

                  First, to the Trustee for amounts due under Section 9.7;

                  Second, to the holders of Senior Indebtedness to the extent required by Article 5;

                  Third, to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Fourth, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

     SECTION 8.11    UNDERTAKING FOR COSTS

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

                                   ARTICLE 9

                                    TRUSTEE

     SECTION 9.1    DUTIES OF TRUSTEE

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                      (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

                      (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (1) this paragraph does not limit the effect of subsection
     (b) of this Section 9.1;

                      (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                      (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 9.2.      RIGHTS OF TRUSTEE

                  Subject to Section 9.1:

                  (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

                  (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     SECTION 9.3    INDIVIDUAL RIGHTS OF TRUSTEE

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

     SECTION 9.4    TRUSTEE'S DISCLAIMER

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

     SECTION 9.5    NOTICE OF DEFAULT OR EVENTS OF DEFAULT

                  If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a Default or an Event of Default in payment of the principal of or interest on any Security.

     SECTION 9.6    REPORTS BY TRUSTEE TO HOLDERS

                  If such report is required by TIA Section 313, within 60 days after each May 15, beginning with May 15, 2002, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and
(c).

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed or quoted. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

     SECTION 9.7    COMPENSATION AND INDEMNITY

                  The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services. The Company shall reimburse the Trustee upon request for all reasonable, actual disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable, actual compensation, disbursements and expenses of the Trustee's agents and counsel. All rights, protections and benefits of the Trustee shall extend to the Trustee acting as Conversion Agent, Paying Agent, Registrar, Primary Registrar or other Agent with respect hereto.

                  The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

                  The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

     SECTION 9.8    REPLACEMENT OF TRUSTEE

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 9.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

                  If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

                  If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 9.8, the Company's obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

     SECTION 9.9    SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

     SECTION 9.10   ELIGIBILITY; DISQUALIFICATION

                  The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

     SECTION 9.11    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 10

                     SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 10.1    SATISFACTION AND DISCHARGE OF INDENTURE

                  This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1) either

                      (i) all Securities theretofore authenticated and delivered
                  (other than (x) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                  Section 2.7 and (y) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                      (ii) all such Securities not theretofore delivered to the
                  Trustee for cancellation (x) have become due and payable, (y) will become due and payable at the Final Maturity Date within ninety days, or (z) have been called for redemption within ninety days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest or Redemption Price, as the case may be, to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (y) or (z) of clause (1)(ii) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13 and
12.5, Article 4, the last paragraph of Section 6.2 and this Article 10, shall survive until the Securities have been paid in full.

     SECTION 10.2    APPLICATION OF TRUST MONEY

                  Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities. Money so held in trust shall not be subject to the subordination provisions of Article 5.

     SECTION 10.3    REPAYMENT TO COMPANY

                  The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to
Section 10.1 and (ii) held by them at any time.

                  The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that (x) such money remains unclaimed and (y) after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors.

     SECTION 10.4    REINSTATEMENT

                  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with
Section 10.2; PROVIDED, HOWEVER, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

                                   ARTICLE 11

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 11.1    WITHOUT CONSENT OF HOLDERS

                  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                  (a) to comply with Sections 4.11 and 7.1;

                  (b) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

                  (c) to comply with the provisions of the TIA;

                  (d) to comply with any requirements of the SEC in connection with qualifying, or maintaining qualification of this Indenture under the TIA;

                  (e) to appoint a successor Trustee;

                  (f) to cure any ambiguity, defect or inconsistency;

                  (g) to make any other change that does not adversely affect the rights of any Securityholder; or

                  (h) to provide for the issuance of Add On Securities under the conditions specified in Section 2.15.

     SECTION 11.2    WITH CONSENT OF HOLDERS

                  The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

                  (a) change the stated maturity of the principal of, or interest on, any Security;

                  (b) reduce the principal amount of, or any premium or interest on, any Security;

                  (c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

                  (d) change the place or currency of payment of principal of, or any premium or interest on, any Security;

                  (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

                  (f) modify the subordination provisions of Article 5 in a manner materially adverse to the Holders of Securities;

                  (g) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture;

                  (h) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment of this Indenture; and

                  (i) modify any of the provisions of this Section or Section 8.4, except to increase any such percentage or to provide that specified additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

                  It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. An amendment or supplement under this Section 11.2 or under Section 11.1 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

     SECTION 11.3    COMPLIANCE WITH TRUST INDENTURE ACT

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

     SECTION 11.4    REVOCATION AND EFFECT OF CONSENTS

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (i) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

     SECTION 11.5    NOTATION ON OR EXCHANGE OF SECURITIES

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     SECTION 11.6 TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to
Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it, which approval shall be confirmed by an Officers' Certificate of the Company to such effect.

                                   ARTICLE 12

                                  MISCELLANEOUS

     SECTION 12.1    TRUST INDENTURE ACT CONTROLS

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

     SECTION 12.2    NOTICES

                  Any notice, request or communication shall be given in writing and delivered in person, by telecopier, overnight courier guaranteed next day delivery, or mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company:

                  ChipPAC, Inc.
                  47400 Kato Road
                  Fremont, CA  94538
                  Attention: Robert Krakauer
                  Facsimile:  (510) 979-8001
                  with a copy to:

                  Kirkland & Ellis
                  777 South Figueroa Street
                  34th Floor
                  Los Angeles, CA  90017
                  Attention:  Eva H. Davis, Esq.
                  Facsimile:  (213) 680-8500

                  If to the Trustee:

                  Firstar Bank, N.A.
                  101 East Fifth Street
                  St. Paul, MN  55101
                  Attention: Corporate Trust Department
                  Facsimile: (651) 229-6415

                  Such notices or communications shall be effective when received.

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed by first-class mail to it at its address shown on the register kept by the Primary Registrar.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 12.3    COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Primary Registrar and any other person shall have the protection of TIA Section 312(c).

     SECTION 12.4    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                  (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                      (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                      (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

                  (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                      (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                      (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                      (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 12.5    RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS

                  The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

     SECTION 12.6    RULES BY TRUSTEE, PAYING AGENT, REGISTRAR
                       AND CONVERSION AGENT

                  The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

     SECTION 12.7    LEGAL HOLIDAYS

                  A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record shall not be affected.

     SECTION 12.8    GOVERNING LAW

                  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     SECTION 12.9    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.10    NO RECOURSE AGAINST OTHERS

                  All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

     SECTION 12.11    SUCCESSORS

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 12.12    MULTIPLE COUNTERPARTS.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     SECTION 12.13    SEPARABILITY

                  In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.14    TABLE OF CONTENTS, HEADINGS, ETC.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 12.15    IMPROPER PAYMENTS

                  Each Holder, by acceptance of its Security, agrees with the Company and with each other Holder that in the event that notwithstanding the provisions of this Indenture, it receives any payment or distribution in respect of its Security contrary to the provisions of this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall upon demand of the Company or the Trustee be forthwith paid over and delivered to, the Trustee, which shall pay and deliver such amount to the Persons then entitled thereto in accordance with this Indenture.

                             SIGNATURE PAGE FOLLOWS

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                                 CHIPPAC, INC.


                                 By:
                                    -------------------------------------------
                                       Name:
                                       Title:


                                 FIRSTAR BANK, N.A.,
                                   as Trustee

                                  By:
                                     ------------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]


                  [Unless this certificate is presented by an authorized representative of the Depository Trust Company to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository Trust Company (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the depository trust company), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein. This security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee thereof. This security is exchangeable for securities registered in the name of a person other than the depositary or its nominee only in the limited circumstances described in the Indenture and, unless and until it is exchanged in whole or in part for securities in definitive form, this security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.](1)

                  [This security (or its predecessor) was originally issued in a transaction exempt from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), and this security and the shares of common stock issuable upon conversion thereof may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of this security is hereby notified that the seller of this security may be relying on the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A thereunder.](2)

                  [The holder of this security agrees for the benefit of the company that (a) this security and the shares of common stock issuable upon conversion thereof may be offered, resold, pledged or otherwise transferred, only [(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,] (ii) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States, and (b) the holder will, and each subsequent holder is required to, notify any purchaser of this security from it of the resale restrictions referred to in (a) above. In any case, the holder hereof will not, directly or indirectly, engage in any hedging transactions with regard to this security except as permitted under the Securities Act.(2)

                  [The holder of this security is entitled to the benefits of a Registration Rights Agreement (as such term is defined in the Indenture referred to on the reverse hereof) and, by its acceptance hereof, agrees to be bound by and to comply with the provisions of such Registration Rights Agreement.](2)


-----------------------
(1)   These paragraphs should be included only if the Security is a Global
      Security.

(2) These paragraphs to be included only if the Security is a Transfer Restricted Security.

                  This security may not be sold or transferred to, and each purchaser by its purchase of this security shall be deemed to have represented and covenanted that it is not acquiring this security for or on behalf of, and will not transfer this security to, any pension or welfare plan as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") except that such purchase for or on behalf of a pension or welfare plan shall be permitted:

                  (I) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF A BANK COLLECTIVE INVESTMENT FUND MAINTAINED BY THE PURCHASER IN WHICH NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL ASSETS IN SUCH COLLECTIVE INVESTMENT FUND, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 91-38 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

                  (II) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT MAINTAINED BY THE PURCHASER IN WHICH, AT ANY TIME WHILE THESE SECURITIES ARE OUTSTANDING, NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL OF ALL ASSETS IN SUCH POOLED SEPARATE ACCOUNT, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 90-1 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

                  (III) TO THE EXTENT SUCH PURCHASE IS MADE ON BEHALF OF A PLAN BY (A) AN INVESTMENT ADVISER REGISTERED UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE "1940 ACT"), THAT HAD AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR TOTAL ASSETS UNDER ITS MANAGEMENT AND CONTROL IN EXCESS OF $50.0 MILLION AND HAD STOCKHOLDERS' OR PARTNERS' EQUITY IN EXCESS OF $750,000, AS SHOWN IN ITS MOST RECENT BALANCE SHEET PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR (B) A BANK AS DEFINED IN SECTION 202(A)(2) OF THE 1940 ACT WITH EQUITY CAPITAL IN EXCESS OF $1.0 MILLION AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, OR (C) AN INSURANCE COMPANY WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE TO MANAGE, ACQUIRE OR DISPOSE OF ANY ASSETS OF A PENSION OR WELFARE PLAN, WHICH INSURANCE COMPANY HAS AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, NET WORTH IN EXCESS OF $1.0 MILLION AND WHICH IS SUBJECT TO SUPERVISION AND EXAMINATION BY A STATE AUTHORITY HAVING SUPERVISION OVER INSURANCE COMPANIES AND, IN ANY CASE, SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY IS OTHERWISE A QUALIFIED PROFESSIONAL ASSET MANAGER, AS SUCH TERM IS USED IN PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 ISSUED BY THE DEPARTMENT OF LABOR, AND THE ASSETS OF SUCH PLAN WHEN COMBINED WITH THE ASSETS OF OTHER PLANS ESTABLISHED OR MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF) OR EMPLOYEE ORGANIZATION AND MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY, DO NOT REPRESENT MORE THAN 20% OF THE TOTAL CLIENT ASSETS MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY AT THE TIME OF THE TRANSACTION, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

                  (IV) TO THE EXTENT SUCH PLAN IS A GOVERNMENTAL PLAN (AS DEFINED AS SECTION 3(33) OF ERISA) WHICH IS NOT SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA OR SECTION 401 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE");

                  (V) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT, THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR ITS AFFILIATES) OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER, IN ACCORDANCE WITH PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

                  (VI) TO THE EXTENT PURCHASE IS MADE BY AN IN-HOUSE ASSET MANAGER WITHIN THE MEANING OF PART IV(A) OF PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, SUCH MANAGER HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH PLAN TO PURCHASE THIS SECURITY, UNDER CIRCUMSTANCES SUCH THAT PROHIBITED TRANSACTION CLASS EXEMPTION 96-23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS SECURITY; OR

                  (VII) TO THE EXTENT SUCH PURCHASE WILL NOT OTHERWISE GIVE RISE TO A TRANSACTION DESCRIBED IN SECTION 406 OR SECTION 4975(C)(1) OF THE CODE FOR WHICH A STATUTORY OR ADMINISTRATIVE EXEMPTION IS UNAVAILABLE.

                                  CHIPPAC, INC.

CUSIP:  _____                                                     No. ___

               8% CONVERTIBLE SUBORDINATED NOTES DUE JUNE __, 2011


                  ChipPAC, Inc., a Delaware corporation (the "COMPANY", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to , or registered assigns, the principal
sum of       Dollars ($ ) on June __, 2011 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security](3)

Interest Payment Dates: __________ and _____________, beginning          , 2001

Record Dates: _____ and __________________

                  This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

                             SIGNATURE PAGE FOLLOWS





-----------------------
(3)   This phrase should be included only if the Security is a Global Security.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                     CHIPPAC, INC.


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


Attest:

By:
    -----------------------------------------------
    Name:
    Title:

Dated:

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

FIRSTAR BANK, N.A.,
as Trustee


---------------------------------------------
Authorized Signatory

By:

                       [FORM OF REVERSE SIDE OF SECURITY]


                                  CHIPPAC, INC.

               8% CONVERTIBLE SUBORDINATED NOTES DUE JUNE __, 2011


1.       INTEREST

                  ChipPAC, Inc. a Delaware corporation (the "COMPANY", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 8% per annum. The Company shall pay interest semiannually on June __ and December __ of each year, commencing December __, 2001. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June __, 2001; PROVIDED, HOWEVER, that if there is not an existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

2.       METHOD OF PAYMENT

                  The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on June 1 or December 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; PROVIDED, HOWEVER, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.       PAYING AGENT, REGISTRAR AND CONVERSION AGENT

                  Initially, Firstar Bank, N.A. (the "TRUSTEE", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar, Primary Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.       INDENTURE, LIMITATIONS

                  This Security is one of a duly authorized issue of Securities of the Company designated as its 8% Convertible Subordinated Notes Due June __, 2011 (the "SECURITIES"), issued under an Indenture dated as of June __, 2001 (together with any supplemental indentures thereto, the "INDENTURE"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This

Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them. The Securities are subordinated unsecured obligations of the Company. Subject to the conditions set forth in Section 2.15 of the Indenture, the Company may issue additional Securities ("ADD ON SECURITIES"). The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.       PROVISIONAL AND OPTIONAL REDEMPTION

                  (a) The Company may redeem any portion of the Securities at any time prior to June __, 2004 (a "PROVISIONAL REDEMPTION"), upon giving notice as set forth in Section 6, at a redemption price equal to $1,000 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest, if any (such amount, the "PROVISIONAL REDEMPTION PRICE"), to but excluding the date of redemption (the "PROVISIONAL REDEMPTION DATE") if (1) the Closing Price of the Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days within a period of any 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the notice of Provisional Redemption (the "NOTICE DATE"), and (2) a shelf registration statement covering resales of the Securities and the Common Stock issuable upon conversion thereof is effective and available for use and is expected to remain effective and available for use for the 30 days following the Provisional Redemption Date unless registration is no longer required.

                  (b)  Except as set forth in clause (a) of this Section
5, the Company shall not have the option to redeem the Securities pursuant to this Section 5 prior to June __, 2004. Thereafter, the Company shall have the option to redeem any portion of the Securities (an "OPTIONAL REDEMPTION") upon giving notice as set forth in Section 6. The Optional Redemption Prices (expressed as percentages of the principal amount) are as follows for Securities redeemed during the periods set forth below:

PERIOD                                                        REDEMPTION PRICE
------                                                        ----------------
Beginning on ____ __, 2004 and ending on ____ __, 2005......       104.00%
Beginning on ____ __, 2005 and ending on ____ __, 2006......       103.33%
Beginning on ____ __, 2006 and ending on ____ __, 2007......       102.67%
Beginning on ____ __, 2007 and ending on ____ __, 2008......       102.00%
Beginning on ____ __, 2008 and ending on ____ __, 2009......       101.33%
Beginning on ____ __, 2009 and ending on ____ __, 2010......       100.67%
Beginning on ____ __, 2010 and thereafter ..................       100.00%

in each case together with accrued interest up to but not including the date of redemption (the "OPTIONAL REDEMPTION DATE"); PROVIDED that if the Optional Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest payment will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.

6.       NOTICE OF REDEMPTION

                  Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

7.       PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is not less than 20 nor more than 30 Business Days after the date on which the Company provides Holders notice of the occurrence of a Change in Control (or, if the Company has not provided such, 40 Business Days following the occurrence of a Change of Control), at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.       CONVERSION

                  A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on June __, 2011; PROVIDED, HOWEVER, that if the Security is called for redemption or subject to purchase upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date or the Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased). The initial Conversion Price is $9.96 per share, subject to adjustment under certain circumstances. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date. To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are either (i) called for redemption or (ii) subject to purchase following a Change in Control, in either case, on a date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this paragraph, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. A Security in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

9.       CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

                  Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

10.      SUBORDINATION

                  The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

11.      DENOMINATIONS, TRANSFER, EXCHANGE

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12.      PERSONS DEEMED OWNERS

                  The Holder of a Security may be treated as the owner of it for all purposes.

13.      UNCLAIMED MONEY

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

14.      AMENDMENT, SUPPLEMENT AND WAIVER

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15.      SUCCESSOR CORPORATION

                  When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

16.      DEFAULTS AND REMEDIES

                  Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest on any Securities; (ii) default in payment of any principal (including, without limitation, any premium, if any) on the Securities when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Securities; (iv) failure by the Company to give notice to the Trustee and Holders of a Change in Control in accordance with the Indenture; and (v) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default.

17.      TRUSTEE DEALINGS WITH THE COMPANY

                  Firstar Bank, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.      NO RECOURSE AGAINST OTHERS

                  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

19.      AUTHENTICATION

                  This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20.      ABBREVIATIONS AND DEFINITIONS

                  Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act). All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.      INDENTURE TO CONTROL; GOVERNING LAW

                  In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

                  The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: ChipPAC, Inc., 47400 Kato Road, Fremont, CA 94538, Attention: Robert Krakauer.

                                ASSIGNMENT FORM


                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

                                          Your Signature:


Date:
     --------------------------------     --------------------------------------
                                          (Sign exactly as your name appears on
                                          the other side of this Security)

*Signature guaranteed by:

By:
   --------------------------------------------------

         * Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                               CONVERSION NOTICE


                  To convert this Security into Common Stock of the Company, check the box: [ ]

                  To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $____________.

                  If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

                                          Your Signature:


Date:
     ---------------------------------    --------------------------------------
                                          (Sign exactly as your name appears on
                                          the other side of this Security)

*Signature guaranteed by:

By:
   --------------------------------------------------

         * Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE OF CONTROL


To:  ChipPAC, Inc.

                  The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from ChipPAC, Inc. (the "COMPANY") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Date:
     -----------------------------    ------------------------------------------
                                      Signature(s)

                                      Signature(s) must be guaranteed by a
                                      qualified guarantor institution with
                                      membership in an approved signature
                                      guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


                                      ------------------------------------------
                                      Signature Guaranty

Principal amount to be redeemed(in an integral multiple of $1,000, if less than all):


-----------------------------------
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                     SCHEDULE OF EXCHANGES OF SECURITIES(4)


                  The following exchanges, redemptions, repurchases or conversions of a part of this global Security have been made:

     Principal Amount of
    this Global Security
       Following Such                                        Amount of Decrease in        Amount of Increase in
  Decrease Date of Exchange     Authorized Signatory of     Principal Amount of this    Principal Amount of this
        (or Increase)             Securities Custodian          Global Security              Global Security
 --------------------------     -----------------------     ------------------------    ------------------------










-----------------------
(4) This schedule should be included only if the Security is a Global Security.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                 OF TRANSFER OF TRANSFER RESTRICTED SECURITIES(5)


Re:   8% Convertible Subordinated Securities Due June __, 2011
      (the "SECURITIES") of ChipPAC, Inc.

                  This certificate relates to $_______ principal amount of Securities owned in (check applicable box)

           [ ] book-entry or [ ] definitive form by ________________ (the
                                 "TRANSFEROR").

                  The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section
2.12 of the Indenture, dated as of June __, 2001, between ChipPAC, Inc. and Firstar Bank, N.A. (the "INDENTURE"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

           [ ]    Such Security is being transferred pursuant to an
effective registration statement under the Securities Act.

           [ ]    Such Security is being acquired for the Transferor's own
account, without transfer.

           [ ]    Such Security is being transferred to the Company or a
Subsidiary (as defined in the Indenture) of the Company.

           [ ]    Such Security is being transferred to a person the
Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("RULE 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

           [ ]    Such Security is being transferred pursuant to and in
compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("RULE 144") under the Securities Act.

           [ ]    Such Security is being transferred pursuant to and in
compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.


-----------------------
(5) This certificate should only be included if this Security is a Transfer Restricted Security.

                  The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).



Date:
     -----------------------------      ----------------------------------------
                                                (Insert Name of Transferor)